UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Juniata Valley Financial Corp

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218 Bridge Street, Post Office Box 66, Mifflintown, PA 17059 Telephone (717) 436-8211

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:	May 17, 2016
Time:	10:30 a.m.
Place:	Lewistown Country Club, 306 Country Club Road,
Lewistown, Pennsylvania

Matters to be voted on:

1.	Election of Directors: Election of four Class B Directors to serve until the 2019 Annual Meeting.

2.	Plan Amendment: Approval of the amendment to the Juniata Valley Financial Corp. 2011 Stock Option Plan.

3.	Say on Pay Proposal: A non-binding “say on pay” proposal to approve the compensation of the named executive officers.

4.	Other Business: Any other business properly brought before the shareholders at the meeting and any adjournment or postponement thereof.

You may vote your shares of common stock at the Annual Meeting if you owned the shares at the close of business on February 19, 2016, the record date. Your vote at the Annual Meeting is very important to us. Please vote your shares of common stock by completing the enclosed proxy and returning it to us in the enclosed prepaid envelope. The proxy will not be used if you are present at the meeting and desire to vote in person.

BY ORDER OF THE BOARD OF DIRECTORS

Charles L. Hershberger
Secretary

Mifflintown, Pennsylvania

April 8, 2016

Juniata Valley Financial Corp.

Proxy Statement

General Information

This proxy statement contains information about the 2016 Annual Meeting of shareholders of Juniata Valley Financial Corp. We refer to Juniata Valley Financial Corp. in this proxy statement as the “Company” or “we,” “our” or “us.” The Company is the holding company for The Juniata Valley Bank, which we refer to as the “Bank.” We first mailed this proxy statement and the enclosed proxy card to shareholders on or about April 8, 2016.

Date, Time and Place of Meeting

The Annual Meeting of the shareholders of the Company will be held at 10:30 a.m. on Tuesday, May 17, 2016, at the Lewistown Country Club, 366 Country Club Road, Lewistown, Pennsylvania (the “Annual Meeting”).

Purpose of the Meeting

The shareholders will be asked to consider and vote upon the following matters at the meeting:

•	the election of four Class B directors to serve until the 2019 Annual Meeting;

•	an amendment to the Juniata Valley Financial Corp 2011 Stock Option Plan (the “2011 Plan”);

•	a non-binding “say on pay” proposal to approve the compensation of the named executive officers; and

•	such other business as may be properly brought before the meeting and any adjournment or postponement thereof.

Solicitation of Proxies

The enclosed proxy is being solicited by the Board of Directors of the Company (the “Board”) for use at the Annual Meeting. The Company will bear the entire cost of the solicitation of proxies, including the costs of preparing, printing and mailing the proxy statement and all related materials. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians to forward to beneficial owners of stock held in the names of such nominees. The Company will reimburse brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the owners of the Company’s common stock. In addition to use of the mail, proxies may be solicited by directors, officers and other employees of the Company, without additional compensation, in person or by telephone. The Company does not plan to employ a professional solicitation firm with respect to items to be presented at the Annual Meeting.

The executive offices of the Company are located at 218 Bridge Street, Mifflintown, Pennsylvania 17059, where the telephone number is (855) 582-5101. The Company’s mailing address is P.O. Box 66, Mifflintown, PA 17059.

Voting Procedures

Who can vote?

Only holders of shares of common stock, par value $1.00 per share, of the Company (the “common stock”) as shown on the books of the Company at the close of business on February 19, 2016 (the “Record Date”) will be entitled to vote at the Annual Meeting. A total of 4,798,086 shares of common stock were outstanding on the Record Date and entitled to vote at the Annual Meeting. As of the Record Date, the Trust Department of the Bank, as sole trustee, held 110,069 shares of the Company’s common stock, which is 2.29% of the total number of shares outstanding as of that date. Pursuant to the Bank’s policy, the Trust Department will vote these shares at the Annual Meeting in favor of the election of the nominated directors, in favor of approving the amendment to the 2011 Plan, in favor of the non-binding “say on pay” proposal to approve the compensation of the named executive officers (“Say on Pay”), and, as to other matters, in a manner consistent with management’s recommendations, as long as voting authority is conferred on the Trust Department in the trust or account instrument. Each share of common stock entitles the holder to one vote on all matters to be voted upon. The enclosed proxy card shows the number of shares you may vote. The presence, in person or by proxy, of the holders of a majority of the shares of common stock outstanding and entitled to vote is required to constitute a quorum for the transaction of business at the Annual Meeting.

What vote is required?

The directors will be elected by a plurality of the votes cast at a meeting at which a quorum is present. Because four directors are being elected at the 2016 Annual Meeting, the four nominees receiving the greatest number of votes will be elected. Approval of the amendment to the amendment of the 2011 Plan will require the affirmative vote of a majority of the votes cast. Approval of the Say on Pay proposal requires the number of votes cast in favor of the proposal to exceed the number of votes cast against it. All other matters to be voted on at the Annual Meeting must be approved by the holders of a majority of the votes cast at the Annual Meeting.

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How are votes counted?

The judge of election will treat shares of Juniata Valley Financial Corp. common stock represented by a properly signed and returned proxy as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Likewise, the judge of election will treat shares of common stock represented by "broker non-votes" (i.e., shares of common stock held in record name by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote, (ii) the broker or nominee does not have discretionary voting power under applicable rules of the National Association of Securities Dealers, Inc. or the instrument under which it serves in such capacity, or (iii) the record holder has indicated on the proxy or otherwise notified Juniata Valley Financial Corp. that it does not have authority to vote such shares on that matter) as present for purposes of determining a quorum if such shares have been voted at the meeting on another matter, other than a procedural motion.. Abstentions and broker non-votes are not votes cast and will have no effect on the election of directors, approval of the amendment to the 2011 Plan or approval of the Say on Pay proposal.

Can I change my vote after I return my proxy card?

If you grant a proxy, you may revoke your proxy at any time until it is voted by:

•	delivering a notice of revocation or delivering a later-dated proxy to Charles L. Hershberger, Secretary, Juniata Valley Financial Corp., 218 Bridge Street, P.O. Box 66, Mifflintown, Pennsylvania 17059;

•	submitting a proxy card with a later date at the Annual Meeting; or

•	appearing at the Annual Meeting and voting in person, provided that you give notice to the Secretary at the Annual Meeting that you wish to revoke your proxy and vote in person..

Your last vote is the vote that will be counted. Unless revoked, any proxy given pursuant to this solicitation will be voted at the meeting in accordance with the instructions thereon. In the absence of instructions, all proxies will be voted FOR the election of the four nominees for director identified in this Proxy Statement, FOR approval of the amendment to the 2011 Plan and FOR the approval of the Say on Pay proposal. Although the Board of Directors knows of no other business to be presented, in the event that any other matters are properly brought before the meeting, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of the Board of Directors of the Company.

Can I vote in person at the Annual Meeting?

Yes. You may attend the Annual Meeting and vote in person whether or not you have previously returned a proxy card. If you have previously returned a proxy card, your vote at the Annual Meeting will revoke your proxy vote, provided that you give notice to the Secretary at the Annual Meeting that you wish to revoke your proxy and vote in person. However, we encourage you to complete and return the proxy card to ensure that your vote is counted.

Management

Directors of the Company

General

With respect to directors, the Company’s bylaws provide that:

•	the Board of Directors consists of not less than five nor more than 25 directors;
•	there are three classes of directors (A, B and C), as nearly equal in number as possible;
•	each class is elected for a term of three years; and
•	the term of each class is staggered so that the term of office of one class of directors will expire each year.

Director Qualifications

The process for identifying and evaluating any individual nominated for board membership, including those nominated by a shareholder, is described in the “Nominating Committee” section below. Specific information on the experience, qualifications, attributes or skills of the Company’s continuing directors and nominees is described in the summary biographies below.

The Company follows the NASDAQ listing standards for determining the independence of directors and committee members. The Board of Directors determined that eight (8) of the current nine (9) directors are independent, as defined in the applicable NASDAQ listing standards. Specifically, the Board of Directors found that Directors Dreibelbis, Gingerich, Havice, Hershberger, Kelsey, Scanlon, Snedeker and Wagner met the definition of independent director in the NASDAQ listing standards and that each of these directors is free of any relationships that would interfere with his individual exercise of independent judgment. In addition, members of the Audit Committee and Personnel and Compensation Committee of the Board of Directors meet the more stringent requirements for independence under the NASDAQ listing standards, and the rules and regulations of the Securities and Exchange Commission (“SEC”) for service on these committees. The Board of Directors considered the relationships and other arrangements, if any, of each director with the Company when independence was reviewed.

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The biographical information, experience and qualifications set forth below represent each continuing director’s or nominee's background, experience, qualifications, attributes or skills that led the Company to conclude that these persons should serve as Directors.

Proposal 1

ELECTION OF DIRECTORS

Nominees for Election as Directors to Continue in Office until the 2019 Annual Meeting (Class B)

The Nominating Committee has nominated the four persons named below as directors. Although we do not know of any reason why any of these nominees might not be able to serve, we may propose a substitute nominee if any nominee is not available for election. Unless you indicate otherwise, your proxy will be voted in favor of the election of those nominees. Each nominee for the position of Class B Director is currently a director of the Company and the Bank. Besides their service to the Company and the Bank, none of the nominees has had a business relationship with any affiliates or subsidiaries of the Company or the Bank.

Marcie A. Barber. Ms. Barber, age 57, has been the Chief Executive Officer and director of the Bank and the Company since 2010. She had been Senior Vice President and Chief Operating Officer of the Bank since June 2007. She was Senior Vice President and Community Office Division Manager since November 2006. Prior to joining the Company, Ms. Barber was Senior Vice President of the First National Bank of Mifflintown, serving as Credit Services Division Manager for 8 years. Prior to her tenure with First National Bank of Mifflintown, Ms. Barber spent 16 years with Mellon Bank in Retail Bank Management and Commercial Lending.

Ms. Barber’s various management roles within a number of banks during her 32 years of service, including the 6 years she has served in an executive capacity of the Company, give her a broad understanding of the financial services industry, the Company’s operations, corporate governance matters and leadership experience, thereby qualifying her to serve on the Board of Directors.

Timothy I. Havice. Mr. Havice, age 68, has been the owner and principal of T. I. Havice Development, a development company based in Lewistown, Pennsylvania, since 1975. He has been a director of the Bank and the Company since 1998 and is currently Chairman of the Board. He had served as Chairman previously from 2004 to 2007. Mr. Havice also serves on the Board of Directors of Liverpool Community Bank, a bank in which Juniata owns 39.16% of the outstanding common stock, and is Chairman of the Board of Directors of Mutual Benefit Insurance Company where he serves on the Audit and Compensation Committees. Mr. Havice is a past member of an advisory board for Mellon Bank, director of Lewistown Trust Company (a predecessor to Juniata Valley Financial Corp.) and director of Select Risk Insurance Company. Mr. Havice serves on the Nominating, Audit, Strategic Planning and Personnel and Compensation Committees of the Company.

As a result of numerous years as a successful entrepreneur in an array of business ventures, Mr. Havice provides the Company’s Board of Directors with a businessperson’s perspective of what is required for a business to be successful. His experience as director of other companies gives him insight into the importance and structure of corporate governance and risk assessment. In his capacity as Director of Mutual Benefit Insurance Company, he has gained valuable experience in executive compensation issues. The Board has determined that Mr. Havice is independent under NASDAQ and SEC standards.

The Rev. Charles L. Hershberger. The Rev. Charles L. Hershberger, age 70, graduated from both Frostburg State University, and the Pittsburgh Institute of Mortuary Science. The Rev. Hershberger was President and owner of Hoenstine Funeral Home, Inc. Lewistown, Pennsylvania from 1987 to 2002, and is President of Stonewall Equity Inc. which serves as the General Partner of Stonewall Equity Limited Partnership. In 2008, The Rev. Hershberger was ordained to the Ministry of Word and Sacrament in the Evangelical Lutheran Church in America and currently serves as pastor of the Port Royal Evangelical Lutheran Parish, Port Royal and Nook, Pa. The Rev. Hershberger was a director of Lewistown Trust Co. (a predecessor to Juniata Valley Financial Corp.). He has been a director of the Company and the Bank since 1998. The Rev. Hershberger served as Chairman of the Audit Committee from 2006 through 2007 and is currently Chairman of the Trust Committee. The Rev. Hershberger serves as Secretary to the Board of Directors.

Both Rev. Hershberger’s business background and his ordained ministry have allowed him to establish personal and professional relationships with a broad cross section of the communities in which we do business. He provides valuable insight into the expectations of our customer base. The Board has determined that The Rev. Hershberger is independent under NASDAQ and SEC standards.

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Bradley J. Wagner. Mr. Wagner, age 42, earned a Bachelor of Science degree in Accounting from Messiah College in 1995, and was employed as a CPA for Arthur Andersen, LLP from 1995 through 1999. He is President and General Manager of Hoober Feeds, located in Gordonville, PA, President of Hegins Feed and Supply, Inc. located in Hegins, PA and President of L&K Mills, located in Benton, PA. These companies specialize in dairy service and nutrition and are manufacturers and retailers of livestock feed. Hoober Feeds has a significant client base in southeast Pennsylvania, as well as in Franklin County, Susquehanna County and Chester County. Additionally, Hoober Feeds provides dairy service and consulting in New York, New Jersey and Kentucky. In addition to feed manufacturing and animal nutrition, L&K Mills, Inc. operates a True Value retail store business. Mr. Wagner has served as a board member and treasurer of Penn Ag Association and Penn Ag Industries. Penn Ag is a trade association representing the Pennsylvania agricultural industry. He also serves as chairman of the board of his church and has previously led the Stewardship Committee, whose responsibilities include budget preparation and monitoring, fund raising and compliance with non-profit regulations.

Mr. Wagner was elected to the Board in June of 2014. With a background as a Certified Public Accountant who has audited SEC reporting bank holding companies and with financial and business expertise and experience in the agricultural arena, he brings a unique and valuable perspective. The Board has determined that he is independent under NASDAQ and SEC standards. The board has further determined that he meets both the NASDAQ and SEC requirements to be designated as a “financial expert” for the Company, and accordingly serves as Chairman of the Audit Committee.

the board of directors recommends that shareholders vote for election of the Four nominees identified above.

Directors to Continue in Office until the 2017 Annual Meeting (Class C)

Philip E. Gingerich, Jr. Mr. Gingerich, age 57, has been the President of Central Insurers Group, Inc., an insurance agency based in State College, Pennsylvania, since 1982 and owner of East Side Storage, a mini-storage warehouse company based in Lewistown, Pennsylvania, since 2001. He also is a partner in Central Real Estate Partnership. Mr. Gingerich holds a Bachelor of Science degree from the Pennsylvania State University and is a Certified Workers Compensation Advisor. Formerly, he has been Chairman of the Boards of Lewistown Trust Company and the NuVision Center. He has been a director of the Company and the Bank since 1998, and is the current Vice Chairman of the Board. He had served as Chairman previously from 2010 to 2013. He serves on the Strategic Planning, Asset/Liability Management and Nominating Committees and is Chairman of the Personnel and Compensation Committee.

As the owner and president of successful businesses, Mr. Gingerich brings valuable knowledge and experience in risk assessment and financial operations. His long tenure as a board member, with experience serving on each of the key committees that are essential to the oversight of the board, has qualified him to serve as the current Vice Chairman of the Board. As an independent employer, his broad knowledge of employment issues and compensation matters qualify him to serve on the Company’s Personnel and Compensation Committee. The Board has determined that Mr. Gingerich is independent under NASDAQ and SEC standards.

Gary E. Kelsey. Mr. Kelsey, age 53, is a lifetime resident of Potter County, where he is co-owner of Appalachian Basin Land Resources LLC and has held the elected position of Potter County Register of Wills and Recorder of Deeds since 1988. Appalachian Basin Land Resources LLC is an abstract title company operating in the northern Pennsylvania region. Gary has an Associate’s Degree in criminal justice. He resides in Roulette, Pennsylvania. Mr. Kelsey was a director of FNBPA Bancorp, Inc. from 1996 until November 30, 2015, when FNBPA was acquired by the Company, and was elected to our Board of Directors.

Mr. Kelsey’s 19 year tenure as an FNBPA director makes him an ideal addition to our board. He possesses valuable institutional knowledge as to FNBPA and an understanding of the banking industry. His long-time residency and community involvement in our new Northern Tier region is providing insight as we identify business opportunities and challenges while introducing the area to our Bank. While serving as an FNBPA director, Gary was a member of the Compensation, Trust, Audit and Business Relations committees. The Board has determined that Mr. Kelsey is independent under NASDAQ and SEC standards.

Jan G. Snedeker. Mr. Snedeker, age 69, was the Chairman and Chief Executive Officer of Snedeker Oil Company, Inc., a heating oil, propane and service station business based in Lewistown, Pa., until his retirement in 2010. The oil and propane company employs 49 people and conducts retail and wholesale commerce in six central Pennsylvania counties. He was a director of the Pennsylvania Petroleum Marketers and Convenience Store Association. He is currently a director of the Mifflin County Industrial Development Corporation and has served as a director of the Lewistown Hospital. He has business experience in contract negotiation, environmental law, human resources and commodity trading/hedging. He possesses a Bachelor of Arts degree from the Pennsylvania State University and served actively in the United States Navy, attaining the rank of Lieutenant. Mr. Snedeker has been a past director of Lewistown Trust Company (a predecessor to Juniata Valley Financial Corp.). He has been a director of the Company and the Bank since 1998. Mr. Snedeker currently serves on the Trust, Strategic Planning and Personnel and Compensation Committees. He is Chairman of the Nominating Committee and has previously served on the Asset/Liability Management and Audit Committees.

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Mr. Snedeker’s experience as owner and Chairman of a successful business provides the Company’s Board of Directors with a businessperson’s perspective of what is required for a business to be successful. The broad knowledge of employment issues and compensation matters he acquired as an independent employer qualify him to serve on the Company’s Personnel and Compensation Committee. The Board has determined that Mr. Snedeker is independent under NASDAQ and SEC standards.

Directors to Continue in Office until the 2018 Annual Meeting (Class A)

Martin L. Dreibelbis. Mr. Dreibelbis, age 62, has been a member of the Board of the Company and the Bank since 1998 and served as Chairman of the Board from 2001 to 2004 and from 2007 to 2010. He has been a self-employed consultant to the petroleum industry since 1992 and, prior to that, he was President of Horning Oil Company. Mr. Dreibelbis also serves as a Supervisor for Walker Township, Juniata County, PA. Mr. Dreibelbis provides the Company’s Board of Directors with the benefit of knowledge gained from his business experiences as well as his community involvement. His affiliation with local business leaders, community activities and charitable organizations give him a well-rounded view of our local market. During his long-term membership of the Company’s Board of Directors, he has gained extensive knowledge of the financial services industry and its corporate governance requirements, which contributes to his qualification as an effective member of the Board, where he is currently a member of the Strategic Planning, Personnel and Compensation Committee and serves as Vice Chairman of the Nominating Committee. The Board has determined that Mr. Dreibelbis is independent under NASDAQ and SEC standards.

Richard M. Scanlon, DMD. Dr. Scanlon, age 67, has owned and operated his own dentistry practice, based in Lewistown, Pennsylvania, since 1979. He received a Bachelor of Science degree and his DMD Dental degree from the University of Pittsburgh. He holds a Drug Enforcement Narcotic License and is a Fellow of the American Academy of Forensic Sciences. He holds a position with the University of North Texas as a Regional Forensic Odontologist for NamUs, a federal database for missing and unidentified persons. He has served as President of the Lewistown Hospital Medical Staff for two years, been a member of the Board of Directors of Lewistown Hospital for twelve years and a board member of the non-profit Mifflin-Juniata County Dental Clinic. For six years, he served as member and Chairman of the Lewistown Hospital Credential Committee. He has been a director of the Company and the Bank since 1998 and serves on the Audit Committee.

Dr. Scanlon’s professional background and history of community service provide a level of diversity to the Board, as the focus of his business is as a service provider. His perspective in the areas of customer and shareholder satisfaction relative to how each relates to organizational growth qualifies him as a Director. The Board has determined that Dr. Scanlon is independent under NASDAQ and SEC standards.

Executive Officers of the Company

In addition to Ms. Barber, the following individual serves as an executive officer of the Company. The executive officers will hold office until their successors are appointed.

JoAnn N. McMinn. Ms. McMinn, age 63, is the Executive Vice President of the Company, and has been Treasurer and Chief Financial Officer of the Company since 2005. Ms. McMinn’s experience in banking spans 40 years. She had served as Corporate Controller and Director of Investor Relations for Omega Financial Corporation (diversified financial services) since 2003; she had served as Corporate Controller of that organization since 1988. Her responsibilities included preparation and coordination of annual reports to shareholders and Securities and Exchange Commission (“SEC”) filings, management of bank and holding company accounting division, regulatory reporting and serving as director of non-bank subsidiaries. She formerly held positions as Data Processing Manager, Productivity Manager and Controller at one of Omega’s predecessor companies. Ms. McMinn serves on the Board of Directors of Liverpool Community Bank, a bank in which Juniata owns 39.16% of the outstanding common stock.

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Corporate Governance and Board Matters

Shareholder Communications with the Board

The Board has established a procedure whereby shareholders are able to communicate directly with the Board by addressing communications either to the Audit Committee Chair or, in the case of recommendations for Board candidates, the Secretary, c/o Juniata Valley Financial Corporation, 218 Bridge Street, Post Office Box 66, Mifflintown, Pennsylvania 17059. Every communication directed to the Audit Committee Chair will be delivered directly to the Audit Committee Chair, who will in turn forward the communication to the specific member of the Board to whom it has been addressed and to the Board as a whole. All communications regarding nominations that are sent to the Secretary will be forwarded to the Chair of the Nominating Committee.

Risk Oversight

Oversight of material risks facing the Company is a major area of emphasis for the Board of Directors. The Board, upon recommendations from appropriate committees, annually approves all operating policies. The Audit Committee reviews results of all regulatory examinations and audits, both internal and external, and monitors responses from management to recommendations for procedural changes. All members of the Audit, Nominating and Personnel and Compensation Committees are independent directors and meet regularly with management. Each committee requires proof of adherence to all applicable policies which they oversee. The Loan Committee is comprised entirely of directors who rotate attendance at weekly meetings with management. The Board is informed routinely of new regulations, current issues of importance, key examination points, industry news and peer and competition activity by management at monthly Board meetings and periodic committee meetings.

Board Leadership Structure

It is the policy of the Company to separate its Chairman and Chief Executive Officer positions. We believe that having an independent Chairman increases the effectiveness of risk oversight and management evaluation, and separate positions serve to eliminate the appearance of a conflict between personal and shareholders’ interests. For example, if one individual serves as both Chairman and Chief Executive Officer, and that person is responsible for setting corporate goals, that situation could create the appearance of a conflict of interest. In his or her role as Chairman, the individual would have an interest in setting higher benchmarks in order to motivate corporate officers to improve the performance of the Company and thereby increase the shareholders’ return on their investment. On the other hand, as his or her role as Chief Executive Officer, that individual could arguably have an interest in setting a lower benchmark since the attainment of corporate goals is a factor in evaluating the performance of the Chief Executive Officer. Separating the positions of Chairman and Chief Executive Officer eliminates issues such as these.

Related Party Transactions

During 2015, the Bank had, and expects to continue to have, banking transactions in the ordinary course of business with our directors and executive officers on the same terms, including interest rates and collateral on loans, as those prevailing at the time for comparable loans with persons not related to the Bank. Management believes that these loans present no more than the normal risk of collectability or present other unfavorable features. The Company’s Code of Conduct and Ethics (the “Code”) requires all directors, officers and employees to avoid situations that may create a conflict of interest or the appearance of a conflict of interest. The Code contains specific prohibitions on financial or other interests in customers, borrowers, suppliers or other companies dealing with the Company and requires prior approval by the Senior Vice President/Human Resources Director in order to enter into any such arrangements. In addition, the purchase, lease or sale of assets to or from the Company by employees or directors also requires the prior approval of the Senior Vice President/Human Resources Director except in certain limited circumstances, such as a public sale.

Board and Committee Meeting Attendance

The Board of Directors of the Company met 12 times in 2015. No director attended fewer than 75% of the total number of meetings of the Board and the committee(s) on which he or she served. The Board has standing Audit, Nominating and Personnel and Compensation Committees, in addition to other committees that are more specifically related to the banking business. The Board has adopted a policy requiring the attendance of all directors at the Annual Meeting, absent extenuating circumstances. All members of the Board attended the 2015 Annual Meeting.

Following are descriptions of these Committees and reports from the Audit and Personnel and Compensation Committees.

Personnel and Compensation Committee

The Personnel and Compensation Committee makes recommendations to the Board regarding executive compensation. The committee, along with the Board of Directors, has formally adopted a Personnel and Compensation Committee charter setting forth its responsibilities. The charter is available on the Company’s website, at jvbonline.com, under the Investor Relations tab. Members are Philip Gingerich, Jr. (Chairman), Martin Dreibelbis, Timothy Havice and Jan Snedeker. Each member of the Personnel and Compensation Committee was independent, and continues to be independent, based on the heightened requirements for independence established by NASDAQ and the SEC. The Committee met four times in 2015. The report of the Personnel and Compensation Committee is contained in the section of this Proxy Statement entitled “Compensation Discussion and Analysis”. None of the members of the Personnel and Compensation Committee has been an officer or employee of the Company or the Bank at any time. The responsibilities of the Personnel and Compensation Committee are detailed in the Compensation and Discussion Analysis below, in the section entitled “Role of the Personnel and Compensation Committee”.

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Personnel and Compensation Committee Interlocks and Insider Participation

There are no Compensation Committee interlocks that would require disclosure under the applicable proxy rules.

Audit Committee

Members, Number of Meetings, Function, Charter and Audit Committee Financial Expert

The members of the Audit Committee are Bradley Wagner, (Chairman), Philip Gingerich, Jr. Timothy Havice and Richard Scanlon. Each member is an independent director and qualified to serve on the Audit Committee based on the qualifications for enhanced independence and financial literacy established by NASDAQ and applicable SEC regulations. The Board of Directors has determined that Bradley Wagner fills the SEC requirements to qualify as a financial expert. The Audit Committee met four times in 2015. Its responsibilities include monitoring the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting and regulatory compliance, monitoring the independence and performance of the Company’s independent registered public accountants and internal auditing department and providing an avenue of communication among the independent registered public accountants, management, the internal auditing department and the Board of Directors. The Committee, along with the Board of Directors, has formally adopted an Audit Committee charter setting forth its responsibilities. The charter is available on the Company’s website, at jvbonline.com, under the Investor Relations tab.

Report of the Audit Committee

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited financial statements in the Annual Report to Shareholders with management, including a discussion of not just the acceptability, but also the quality, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosure in the financial statements.

The Committee reviewed with the Company’s independent registered public accountants, who are responsible for expressing an opinion on the Company’s financial statements, the Committee’s judgments as to both the acceptability and the quality of the Company’s accounting principles and such other matters as are required to be discussed with the independent registered public accountants in accordance with the Standards of the Public Company Accounting Oversight Board (United States). In addition, the Committee has discussed with the independent registered public accountants the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16 (Communication with Audit Committees). We have also received from BDO USA, LLP, the Company’s independent registered public accountants, written disclosures and a letter concerning the firm’s independence with respect to the Company, as required by the Public Company Accounting Oversight Board Ethics and Rule 3526, (Communication with Audit Committees Concerning Independence) and has discussed with BDO USA LLC, the independent auditors’ independence.

The Committee discussed with both the Company’s internal and independent registered public accountants the overall scope and plans for their respective audits. The Committee meets with the internal and independent registered public accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the Securities and Exchange Commission. The Committee and the Board of Directors have also approved the selection of BDO USA, LLP as the Company’s independent registered public accountants for 2016.

By: Bradley Wagner, Chairman, Philip Gingerich, Jr., Timothy Havice and Richard Scanlon

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Nominating Committee

Members, Meetings, Function and Charter

The members of the Nominating Committee for 2015 were Jan Snedeker (Chairman), Martin Dreibelbis (Vice Chairman), Philip Gingerich, Jr. and Timothy Havice. Each member is an independent director, meeting the qualifications for independence established by NASDAQ. The function of the Committee is to identify and recommend qualified candidates for election to the Board of Directors and to nominate candidates to fill vacancies that occur between shareholder meetings. A current copy of the committee’s charter is posted on the Company’s website at jvbonline.com, under the Investor Relations tab. The Nominating Committee met once in 2015. Skill sets and background deemed desirable within the current mix of skill sets and background of current directors, diversity of the Board and the ability of the person to devote the necessary time to serve as a Director are considered when assessing a candidate’s qualifications. Candidates for director are selected for their character, judgment, business experience, expertise and acumen. The Company’s Bylaws state that no person shall be eligible to be elected as a Director if he or she shall have attained the age of seventy-two years on or prior to the date of his or her election.

Process for Identifying and Evaluating Nominees for Director

The Committee utilizes current Board members, management and other appropriate sources to identify potential nominees. The Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors, and recommends nominees for approval by the Board of Directors and shareholders. In nominating candidates, the Committee may take into consideration such factors as it deems appropriate, including personal qualities and characteristics, experience, accomplishments and reputation in the business community and current knowledge and contacts in the communities in which the Company does business. The Company does not have a separate written policy on how diversity is to be considered in the director nominating process, however diversities in viewpoints, backgrounds, and experience are informally considered, as well as ability and willingness to commit adequate time to Board and committee matters. The Committee assesses the fit of the individual’s skills and personality with those of other directors and potential directors in creating a Board that is effective and responsive to its duties and responsibilities and has the right composition to perform its oversight functions effectively.

The Nominating Committee will receive and consider nominee recommendations that shareholders address to the Secretary of the Company at the address listed on the first page of this proxy statement. If a shareholder wishes to nominate candidates for election at the Annual Meeting, however, the shareholder must comply with the procedures contained in the Company’s bylaws, which include a requirement that the shareholder deliver or mail a notice to the Secretary of the Company not less than 120 days prior to the anniversary date of the immediately preceding Annual Meeting stating his or her name, residence address and the number of shares of the Company owned. The notice must also contain the following information on each proposed nominee:

•	The name, address and age of the nominee;
•	The principal occupation of the nominee;
•	The number of shares of the Company common stock owned by the nominee; and
•	The total number of shares that, to the shareholder’s knowledge, will be voted for the nominee.

The same process is used to evaluate both Board nominees and shareholder nominees.

The Chairman of the meeting will disregard any nomination made at the Annual Meeting that does not comply with the required procedure, and the judges of election will disregard any votes cast for such nominees.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis is designed to provide a description of executive compensation policies and procedures at Juniata Valley Financial Corp.

The Personnel and Compensation Committee of the Company’s Board of Directors makes recommendations to the Board of Directors regarding executive compensation. Personnel and Compensation Committee members are: Philip Gingerich, Jr. (Chairman), Martin Dreibelbis, Timothy Havice and Jan Snedeker. The Board has determined that each of the foregoing persons is independent based on the heightened requirements for independence established by NASDAQ and the SEC.

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The Personnel and Compensation Committee meets as often as is necessary, but must meet at least three times each year. During 2015, the committee met four times. The committee meets in executive session (without management present) as necessary, particularly when administering any aspect of the President/Chief Executive Officer’s compensation program. Executive management, along with the Personnel and Compensation Committee chair, sets the agenda in advance of each meeting.

It is the practice of the Personnel and Compensation Committee to meet, with the frequent attendance of the President/Chief Executive Officer, the Executive Vice President and the Director of Human Resources, as is appropriate. The President/Chief Executive Officer is involved in the compensation design and decision-making process for all executive positions except her own. Other officers attend meetings to provide reports or information regarding agenda items as requested by the Committee.

The President/Chief Executive Officer and other executives do not attend executive sessions of the Committee when topics relating to their performance and/or compensation may be reviewed, discussed and determined.

Role of the Personnel and Compensation Committee

The Personnel and Compensation Committee is established to provide oversight of the Company’s human resource function and to make recommendations to the Board of Directors as deemed appropriate. The Committee is responsible for development of all proposals regarding executive compensation and for review of all active plans involving short or long-term compensation. The Committee does not have final authority on compensation provisions, but must approve all compensation-related issues (including all plan revisions) before being presented to the Board for final approval. Some of the specific responsibilities of the Committee include the following:

•	Establishing an executive compensation philosophy and strategy and compensation program design and implementation;
•	Determining executive benefit packages to ensure a competitive compensation and benefits package;
•	Updating provisions within the Company’s incentive plan(s) for goal setting and determination as to whether targets have been met;
•	Making stock and stock option grants under the Long-Term Incentive Plan;
•	Participating in the executive selection process;
•	Reviewing and approving investment strategy and options for defined benefit and defined contribution (401(k)) plans;
•	Considering discretionary annual performance and bonus payouts;
•	Maintaining a current management succession plan;
•	Engaging and directing a human resources consultant, if needed;
•	Maintaining a current and effective Personnel and Compensation Committee Charter;
•	Reviewing and approving the Director and Advisory Board fee schedules; and
•	Approving a human resource policy which governs employment practices, general and executive compensation and benefits, performance management, policies and procedures, legal compliance and workforce planning.

Committee Advisors/Consultants

The Committee has the authority to engage external advisors, as it deems necessary, to provide consultation, input and education to the Committee on topics selected by the Committee.

In 2015, the Committee continued to engage Mosteller & Associates, a human resource consulting firm, to provide analysis and advice on executive compensation-related matters (including assessment of peer groups, competitive market data, and pay mix and compensation design). The Committee considered the independence of Mosteller & Associates in light of SEC rules and NASDAQ listing standards. The Committee concluded that the work performed by Mosteller & Associates did not raise any conflict of interest and concluded that Mosteller & Associates continues to be an independent committee consultant. The Company does not have a policy that limits the other services that an executive compensation consultant can perform. Mosteller & Associates did not provide additional services in 2015 with associated fees in excess of the $120,000 SEC disclosure threshold for a consultant. During 2015, the Committee requested Mosteller & Associates to provide:

•	Advice for the establishment of performance criteria and factors for EAIP for 2015;
•	Executive compensation review of the positions of Chief Executive Officer and Chief Financial Officer. The scope of the review included a proxy analysis completed in April of 2015 (based upon proxy statements filed for 2014). The analysis encompassed reported compensation of the similarly ranked executive positions in a defined peer group that included 13 companies as of the end of 2014. This peer group included banks of similar size and structure, with assets ranging from $339 million to $712 million;

•	Advice for the establishment of market range guidelines for determination of appropriate executive stock option awards: and

•	Advice for the structure of the amendment to the 2011 Plan.

In 2015, Conrad Siegel Actuaries performed consultation, actuarial and administrative services in regard to the Company’s defined benefit and defined contribution plans, and Conrad Siegel Investment Advisors, Inc. acted as a non-discretionary advisor in relation to the Company’s defined contribution plan.

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The Committee also uses legal counsel, as necessary, in matters of executive employment.

Use of Peer Group Data

In order to ensure competitive executive compensation practices, the Company annually benchmarks its executive compensation, including base and incentive compensation, as well as the overall compensation package, against a defined peer group of similar financial services organizations.

The 2015 defined peer group (“Peer Group”) was comprised of 13 similarly sized mid-Atlantic community banks that were not located in the vicinity of major cities. The Peer Group institutions have assets between $339 million and $712 million. The number of banks in the peer group changed from the previous year due to merger activity and changes in bank size. Companies included in the Peer Group for 2015 were: CCFNB Bancorp, Inc., Fidelity D&D Bancorp, Inc., Dimeco, Inc., Greene County Bancorp, Inc., Northeast Community Bancorp, Inc., Pathfinder Bancorp, Inc., Calvin B. Taylor Bancshares, Inc., Bay Bank, Cecil Bancorp, Inc., The Bank of Glen Burnie, Lake Shore Bancorp, Inc., Standard Financial and Emclaire Financial Corp.

In addition to the Peer Group, as part of the benchmarking process, data from other survey sources is used, including the published L.R. Webber Associates 2014 Salary and Benefits Survey.

Philosophy/Objectives of Executive Compensation Programs

The success of our Company is dependent upon the attraction and retention of key employees. Although compensation tools and programs inevitably must be adjusted as conditions change, the Company’s compensation philosophies are designed to align with business objectives. The Company provides its executives with a mix of compensation, including base pay and the opportunity for annual short-term incentive cash awards and long-term equity awards, which is designed to reward short and long-term positive financial performance by the Company. The intended and targeted levels for both base and incentive pay are in the middle range of the Peer Group, in order to remain competitive with local competition for quality employees.

We believe a competitive base salary is important to attract and retain qualified executives. We believe annual performance-based bonuses are valuable in recognizing and rewarding individual achievement. Finally, we believe equity-based compensation makes executives “think like owners” and, therefore, aligns their interests with those of our shareholders. Equity-based compensation is intended to provide a strong incentive for executives to remain with the Company by linking their compensation to the value of our shares over time.

All components of executive compensation are designed to enable the Company to:

•	attract, motivate and retain results-oriented executive and key management employees;
•	tie executive compensation to shareholder return;
•	link compensation directly to the organization’s strategic objectives; and
•	reward collective and individual (as appropriate) performance contributing to the overall success of the organization.

For both the short-term and long-term incentive plans, designated performance goals:

•	are designed to align with the Company’s business objectives;
•	are chosen to reward results that increase shareholder value;
•	are targeted to achieve budgeted ratios;
•	focus on expanding the Company into new geographic markets; and
•	include a focus on organizational efficiency.

Additionally, the Company offers retirement benefits to all its employees through a defined contribution 401(k) plan with a 3% employer safe harbor contribution and an employer matching contribution. The matching contribution is designed so that all employees could receive employer contributions of up to an additional 4% of salary, based on individual salary deferral levels. We believe that this benefit is attractive to both executives and other employees. Those employees employed prior to December 31, 2007, including both the CEO and the CFO, participate in a defined benefit retirement plan that was frozen to future service accruals as of December 31, 2012. In addition, executive officers participate in a salary continuation plan and a split-dollar life insurance benefit and are parties to a change of control severance agreement. These benefits were designed and selected to be appealing to potential and existing key employees, in comparison to those benefits offered by other banks in our general competitive geographic area.

In determining the amount of each element of executive compensation, the following key items are considered:

•	market-competitiveness within the general geographic area;
•	appropriate balance of risk/reward; and
•	company/business unit/individual performance.

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The Committee believes that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. Internal controls and risk oversight provided by the Audit and Asset/Liability Management Committees, as well as internal policies and compliance standards, are designed so that no one individual can implement new products or pricing strategies, enter into material contracts or commit to investment vehicles outside established guidelines. Additionally, the ratio of variable incentive-based compensation to base salary is relatively low.

Elements of Executive Compensation

Executive pay policies are generally in line with Company policies for all employees, including the existence of a salary range, an annual base salary review process, including consideration for merit pay adjustments and, as appropriate, inclusion of both short-term and long-term incentive compensation opportunities that focus executives on Company performance and success.

The Company’s success is dependent upon its ability to attract and retain highly qualified and motivated executives. The Company endorses the philosophy that executive compensation should reflect Company performance and the contribution of such officers to that performance. Our executive compensation program is designed to support our Company’s core values and strategic objectives. Moreover, our compensation philosophy is intended to align the interests of management with those of our shareholders.

The principal components of total compensation for our named executive officers are base salary, annual incentive bonus and equity-based incentives. Salary and bonus are inherently short-term compensation elements, while equity-based incentives are inherently long-term.

Base Salary. The Chief Executive Officer’s base pay range is established, reviewed and updated periodically by the Board, as recommended by the Personnel and Compensation Committee. Guidance is received through compensation surveys of like-positions in similarly sized community financial services organizations within the established peer group provided by the Committee’s human resources consultants. Pay adjustments for the Chief Executive Officer are determined annually by the Board using this data. While no mathematical weighting formula exists, the Committee considers all other factors which it deems relevant, including the Company’s financial results, the Company’s performance relative to its peer group, the duties and responsibilities of the Chief Executive Officer, the Chief Executive Officer’s individual performance relative to written objectives established at the beginning of each year and current compensation levels, as well as the benchmark information. The Company targets salaries at the mid-range base pay of similar positions within the Peer Group and the market analysis. Base salary for the Chief Financial Officer is determined in the same way as the Chief Executive Officer position. The Committee generally establishes salary guidelines at levels that approximate the mid-range of the Peer Group. Additionally, in determining the amount of base salaries, the Committee considers the executive’s qualifications and experience, scope of responsibilities and future potential, the goals and objectives established for the executive, the executive’s past performance, competitive salary practices at companies in the Peer Group and internal pay equity.

Annual Incentive (Short-term). The EAIP is designed to motivate executives to achieve favorable operating results. Awards are primarily based on overall financial performance utilizing measures such as earnings per share, return on average assets, return on average equity, asset quality and revenue growth, either individually or combined, depending on annual business objectives. Each year, the Company performance measures are established for all participants in line with budgeted expectations. Threshold, target and optimum or maximum performance measures are determined at the beginning of each year and based upon acceptable performance (threshold), budgeted performance (target) and a “stretch” performance goal (optimum or maximum).

The Personnel and Compensation Committee established performance criteria and factors for the Chief Executive Officer and the Chief Financial Officer, as well as other participants in the EAIP for 2015. The awards schedule was designed to include threshold, target and optimum performance criteria. Earnings per Share (EPS) (weighted at 75%) and Return on Average Equity (ROAE) (weighted at 25%) factors were designated as measures of performance for both categories for 2015. Both the Chief Executive Officer's performance and the Chief Financial Officer's performance are measured by these two performance factors. In addition, if the performance target thresholds are met, individual performance is further considered for upward or downward adjustment of the bonus amount. The threshold, target, and optimum levels of performance measures for 2015 were consistent with competitive industry performance objectives, and the Company believed the performance levels were set at a level that created a likelihood of meeting, at minimum, the threshold levels during 2015. The target performance measures were each set at levels established in the Company’s annual budget for 2015 (EPS of $1.05 and ROAE of 8.63%), with threshold measures set at 95% of budget (EPS of $1.00 and ROAE of 8.20%) and optimum criteria (EPS of $1.15 and ROAE of 9.49%) set to reward performance significantly favorable to budget, up to 110% of target. For 2015, the Chief Executive Officer could receive an award of between 12% and 30% of base salary, subject to adjustment (+/- 10%) based on the executive’s individual performance. For the Chief Financial Officer in 2015, incentive awards could range from 10.0% to 24% of base salary, subject to adjustment (+/- 10%), based upon the executive’s individual performance. Awards are determined and paid annually after the financial results for the year have been determined. The Company’s threshold level for performance was exceeded in 2015 (when adjusted for non-recurring merger and acquisition expenses), and personal goals relating to strategic objectives were achieved. As a result, payouts were made to the CEO and the CFO according to the established formulas. See the 2015 Grants of Plan-Based Awards table for estimated payments under the EAIP.

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Stock Option Program (Long-term). The stock option program is designed to reward contribution to the long-term appreciation in the value of the Company. The Committee strongly supports share ownership by its executives. We believe that the ownership of shares of our stock by our management team properly aligns their financial interests with the interests of our shareholders. The potential for grants is reviewed annually, although grants will not necessarily be awarded each year, depending upon the Company’s financial performance. In order for a participant to receive an option through the program, he or she must have at least a satisfactory job performance review for the year. Stock option awards are considered at the regularly scheduled board meeting in February or March of each year, and if awarded, the grant date is established as the date of board approval. The exercise price is set on the grant date at the fair market value of the Company’s common stock on that date. The vesting schedule, term of grant and any other design parameters are also determined on or before the grant date. Options were granted to the executive officers in 2015 for performance in 2014. As a result, Ms. Barber and Ms. McMinn received options to purchase 11,000 and 6,700 shares, respectively, on February 17, 2015, with an exercise price of $17.80.

Executive Benefits. Supplemental executive benefits may include a salary continuation plan, a group-term life carve-out plan, personal use of a Bank vehicle and employment and/or change of control agreements, which are described below.

Tax and Accounting Impact. Although the Company takes into account deductibility of compensation, tax deductibility is not a primary objective of its compensation programs. Section 162(m) of the Internal Revenue Code disallows the deductibility by the Company of any compensation over $1 million per year paid to certain members of executive management unless certain criteria are satisfied. None of the Company’s officers is compensated in an amount that would limit the deductibility by the Company of their compensation under Section 162(m).

Post-Employment Benefits

Change of Control Severance Agreement. We believe that companies should provide reasonable severance benefits to executives. These severance arrangements are intended to provide an executive with a sense of security in making the commitment to dedicate his or her professional career to the success of our Company. With respect to executive management, these severance benefits should reflect the fact that it may be difficult for them to find comparable employment within a short period of time. Such arrangements also should disentangle the Company from the former employee as soon as practicable. For instance, while it is possible to provide salary continuation to an employee during the job search process, which in some cases may be less expensive than a lump-sum severance payment, we prefer to pay a lump-sum severance payment in order to more cleanly sever the relationship as soon as practicable.

Our executive management and other employees have built the Company into the successful enterprise that it is today, and we believe that it is important to protect them in the event of a change in control. Further, it is our belief that the interests of shareholders will be best served if the interests of our executive management are aligned with them, and providing change in control benefits should eliminate, or at least reduce, the reluctance of executive management to pursue potential change in control transactions that may be in the best interests of shareholders. Compared to the overall value of the Company, these potential change in control benefits are relatively minor. The cash components of any change in control benefits within the Change of Control Severance agreements are based upon the multiple of 2.95 times base salary.

Change of control arrangements for Ms. Barber and Ms. McMinn are set forth in each of their respective agreements. Ms. McMinn’s agreement was entered into on November 7, 2005, and continues as long as Ms. McMinn is the Chief Financial Officer or holds a higher position within the Company. Ms. Barber’s agreement was entered into on May 22, 2008 and continues as long as Ms. Barber holds the position of Chief Operating Officer or a higher position within the Company. For purposes of the Change of Control Severance Agreements, change of control occurs when one of the following events takes place:

i)	An acquisition of securities of Juniata Valley Financial Corp. (“JUVF”) representing 24.99% or more of the voting power of the Company’s securities then outstanding;
ii)	A merger, consolidation or other reorganization of Juniata Valley Bank, except where the resulting entity is controlled, directly or indirectly, by JUVF;
iii)	A merger, consolidation or other reorganization of JUVF, except where shareholders of JUVF immediately prior to consummation of any such transaction continue to hold at least a majority of the voting power of the outstanding voting securities of the legal entity resulting from or existing after any transaction and a majority of the members of the Board of Directors of the legal entity resulting from or existing after any such transaction are former members of JUVF's Board of Directors;
iv)	A sale, exchange, transfer or other disposition of substantially all of the assets of JUVF to another entity, or a corporate division involving JUVF; or
v)	A contested proxy solicitation of the shareholders of JUVF that results in the contesting party obtaining the ability to cast 25% or more of the votes entitled to be cast in an election of directors of JUVF.

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Specific conditions that would trigger payments pursuant to Ms. McMinn’s and Ms. Barber’s contracts following a change in control are as follows:

i)	Any involuntary termination of employment (other than for cause);
ii)	Any reduction in title, responsibilities or authority;
iii)	Any reduction in salary in effect immediately prior to the change in control, or any failure to provide benefits at least as favorable as those under any of the pension, life insurance, medical, health and accident, disability or other employee plans in which Ms. Barber or Ms. McMinn participated immediately prior to the change of control, or the taking of any action that would materially reduce any of such compensation or benefits in effect at the time of the change of control, unless such reduction relates to a reduction applicable to all employees generally;
iv)	Any reassignment beyond a 45 minute commute by automobile from Mifflintown, Pennsylvania;
v)	Any requirement that Ms. Barber or Ms. McMinn travel in performance of her duties on behalf of the Company for a greater period of time during any year than was previously required

Under Section 280G of the Internal Revenue Code, a "parachute payment" to a "disqualified individual" may result in adverse tax consequences. A “parachute payment” means any payment in the nature of compensation to (or for the benefit of) a "disqualified individual" if (i) the payment is contingent on a change in the ownership of the corporation, the effective control of the corporation or in the ownership of a substantial portion of the corporation’s assets and (ii) the aggregate present value of the payments in the nature of compensation which are contingent on such change of control equals or exceeds three (3) times the “base amount”. An “excess parachute payment” means an amount equal to the excess of any parachute payment over the base amount allocated to such payment. In general, “base amount” equals the disqualified individual’s average annualized compensation, which was includible as gross income (“annual includible compensation”), for the five years preceding the tax year at issue. The statute defines the term “disqualified individual” as an individual (1) who is an employee, independent contractor, or other person specified in regulations who performs personal services for any corporation, and (2) who is an officer, shareholder, or highly compensated individual of the corporation. If the provisions of Section 280G are triggered, the paying corporation is denied any deduction for employee compensation on any excess parachute payments and the recipient is subject to a nondeductible 20% excise tax on such excess parachute payment (in addition to income taxes). These agreements do not prohibit the making of payments in excess of the Section 280G limits.

Salary Continuation Agreement, as amended. The Bank executed Salary Continuation Agreements with Marcie Barber and JoAnn McMinn in order to encourage these individuals to remain employees of the Bank through normal retirement age which is defined, for the purposes of this plan, as age 65. The Bank will not make any payments under this plan that would be a prohibited golden parachute payment. In addition to retirement, the plan has provisions for payment in the events of change of control and disability. Change in control means a change in the ownership or effective control of the Bank or in the ownership of a substantial portion of the assets of the Bank. Disability means the Executive: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of at least twelve months. This plan allows for payments under these circumstances described in the section below, entitled “Potential Payments Upon Termination or Change in Control”.

Group Term Carve-out Plan – Bank-owned Life Insurance. The Bank has purchased life insurance policies which insure the lives of each of the Named Executive Officers. Under the Group Term Carve-Out Plan, each of the participating Named Executive Officers’ beneficiaries will receive benefits in the event of his or her death as follows:

•	If death occurs prior to termination of employment, the beneficiary will receive:
o	Three times the participant’s base annual salary up to a maximum of:
▪	$603,000 in the case of Ms. Barber; or
▪	$453,000 in the case of Ms. McMinn
•	If death occurs after termination of employment, if the participant has achieved a vested insurance benefit, as defined in the Group Term Carve-Out Plan, the beneficiary will receive two times the participant’s base annual salary.

The Bank is the sole owner and the direct beneficiary of death proceeds in excess of those allocated to each executive’s defined beneficiary. Any benefit qualifying as an excess parachute payment as defined in the Internal Revenue Code would be forfeited in the amount of the excess.

Single-premium payments for this program were paid in 2007 in the amounts of $296,000 and $294,000, for the policies on the lives of Ms. Barber and Ms. McMinn, respectively.

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Executive Compensation Actions and Decisions

The Personnel and Compensation Committee’s actions and decisions relating to executive compensation since January 1, 2015 were as follows:

•	In February 2015, the committee reviewed performance levels related to the EAIP awards, determining that the established target level ratios for 2014 were met and exceeded, and concluded that no undue risk was taken by executive management in order to achieve targeted results. Awards were granted to all employees, including the executive officers, pursuant to the provisions of the plan, without adjustment.
•	The committee reviewed the amounts payable under each individual element of compensation, as well as in the aggregate, for each executive officer and concluded that the individual elements of compensation, and the total aggregate compensation, paid to each Named Executive Officer, meaning the Chief Executive Officer and the Chief Financial Officer, were appropriate, based upon the information available for similar positions within the Peer Group.
•	The committee reviewed 2014 performance assessments that had been completed by members of the Board of Directors for the Chief Executive Officer and the Chief Financial Officer. These assessments were used to evaluate the performance of the executive officer positions. In order to determine the 2015 salaries for the Named Executive Officers, the committee used a Peer Group report provided by Mosteller and Associates, derived from published proxy filings and other published surveys of community banks. Additionally, the Director of Human Resources compiled information from L.R. Webber’s published 2014 Salary and Benefits Survey and un-published surveys of other local banks and provided results to the committee for their consideration.
•	In February 2015, the committee granted stock options based on benchmarks designed to align rewards with market range guidelines. The benchmarks consist of a range of economic values representing potential awards for minimum, mid and maximum performance. The economic values are provided by the Committee’s consultant, Mosteller and Associates, and are based primarily on information published in recent proxies for companies in our peer group (as described earlier). The Committee considers performance factors for each executive and determines whether the award, if any, should be based upon minimum, mid or maximum economic values. The Black Scholes valuation model is used to estimate the value of an option, given the most current factors (stock volatility, risk free interest rate, expected term and dividend yield). The number of shares granted is computed by dividing the determined economic value of the award by the value of a single option share.
•	The committee established performance criteria and factors for Tier 1 (Chief Executive Officer) and Tier 2 (Chief Financial Officer) participants in the EAIP for 2015 (as described above in section titled “Elements of Executive Compensation / Annual Incentive”).
•	The committee acknowledged the shareholders’ endorsement of the Company’s executive compensation practices by their approval of the non-binding say on pay proposal at the 2015 Annual Meeting.
•	The committee reviewed and approved the Human Resource Policy, which governs employment practices, general and executive compensation and benefits, performance management, policies and procedures, legal compliance and workforce planning.
•	The committee re-approved, as recommended by management, the EAIP, developed as a meaningful compensation tool in 2012 for employees at all levels, including the CEO and the CFO. The EAIP is designed to support organizational objectives and align the interests of all employees with that of the shareholders.
•	The committee considered and approved an amendment to the Long-Term Incentive Plan for recommendation to the Board of Directors. The amendment expands the types of stock awards that may be used for recruitment, retention and rewarding of key personnel.
•	The committee reviewed and re-affirmed the Management Succession Plan that establishes guidelines for management transition in the events of both planned and unplanned departure of the Chief Executive Officer as well as for temporary absences of significant length.
•	In February 2016, the committee determined that the established threshold ratio levels for the EAIP were exceeded in 2015, and concluded that excessive risk had not been taken by executive management in order to achieve success. Therefore, awards were granted pursuant to the provisions established in the EAIP, without adjustment.
•	The committee established performance criteria and factors for Tier 1 (Chief Executive Officer) and Tier 2 (Chief Financial Officer) participants in the EAIP for 2016. The awards schedule was designed to include threshold, target and optimum performance criteria. EPS and ROAE factors were designated as measures of performance for both categories. Both the Chief Executive Officer's performance and the Chief Financial Officer's performance will be measured by these two performance factors. In addition, if the performance target thresholds are met, individual performance is further considered for upward or downward adjustment of the bonus amount. The threshold, target, and optimum levels of performance measures are consistent with competitive industry performance objectives, and the Company has a likelihood of meeting, at minimum, the threshold levels during 2016. The target performance measures were each set at levels established in the Company’s annual budget for 2016, with threshold measures set at 95% of target and maximum criteria set to reward performance significantly favorable to budget, up to 110% of target. A clawback provision is included in the EAIP that calls for awards to be recalculated if the relevant company performance measures upon which they are based are restated or otherwise adjusted within the 36-month period following the public release of the Company’s financial information. Any material overpayments or adjustments required by law will be owed back to the Company.

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Executive Compensation Tables

The following tables and narratives apply to the Company’s named executive officers.

2015 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension value and Non- qualified Deferred Compensation earnings(4) ($)	All Other Compensation(5) ($)	Total

Marcie A. Barber
President	2015	$221,834	$-	$-	$20,911	$32,239	$10,280	$18,870	$304,134
and Chief	2014	217,730	-	-	19,632	47,874	41,282	16,817	343,335
Executive Officer	2013	197,828	-	-	11,719	51,871	4,057	12,134	277,609

JoAnn N. McMinn,
Executive Vice	2015	$165,149	$-	$-	$12,737	$19,717	$17,092	$13,626	$228,321
President and	2014	165,345	-	-	12,957	29,085	49,727	13,820	270,934
Chief Financial Officer	2013	151,388	-	-	8,570	31,700	13,277	10,597	215,532

(1)	There was no bonus paid to executive officers in any of the reported years.
(2)	Amounts shown reflect the fair value of the options granted on the grant date. Assumptions made in the valuation of options granted are included in Note 1 to the Financial Statements in the Company’s Annual Report.
(3)	Amounts shown represent awards paid to executives in the following year, for performance achievements in the stated year.
(4)	Changes in Pension value for Ms. Barber were $(2,020), $29,696 and, $(6,855) for the years 2015, 2014 and 2013, respectively.

Changes in Pension value for Ms. McMinn were $(1,064), $32,626 and $(2,831) for the years 2015, 2014 and 2013, respectively.

Changes in the salary continuation plan for Ms. Barber were $12,300, $11,586 and $10,912 for the years 2015, 2014 and 2013, respectively.

Changes in the salary continuation plan for Ms. McMinn were $18,156, $17,101, $16,108 for the years 2015, 2014 and 2013, respectively.

(5)	Included in “All Other Compensation” for each of the named executive officers is a safe-harbor employer contribution to the Company’s defined contribution plan.

Compensation described in the table above is paid according to the terms described in the preceding section entitled “Elements of Compensation”.

2015 Grants of Plan-Based Awards

	Grant Date and Date of Board Meeting at Which Grant was Approved	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Marcie A. Barber	2/17/2015	26,787	44,193	66,290	-	-	-	-	11,000	$17.80	$20,911

JoAnn N. McMinn	2/17/2015	16,661	26,416	39,624	-	-	-	-	6,700	$17.80	$12,737

Actual payouts under non-equity incentive plan awards are included in the 2015 Summary Compensation Table above, in the “Bonus” column.

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2015 Outstanding Equity Awards at Year-End

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Marcie A. Barber	2/17/2015	-	11,000		$17.800	2/17/2025
	2/18/2014	3,334	6,666		$17.720	2/18/2024
	2/19/2013	2,680	4,020		17.650	2/19/2023
	3/20/2012	3,300	2,200		18.000	3/20/2022
	9/20/2011	4,000	1,000		17.750	9/20/2021
	10/21/2008	2,400	-		21.100	10/21/2018
	10/16/2007	2,394	-		20.050	10/16/2017

JoAnn N. McMinn	2/17/2015	-	6,700		$17.800	2/17/2025
	2/18/2014	2,200	4,400		$17.720	2/18/2024
	2/19/2013	3,267	1,633		$17.650	2/19/2023
	3/20/2012	4,000	-		18.000	3/20/2022
	9/20/2011	4,000	-		17.750	9/20/2021
	10/20/2009	2,570	-		17.220	10/20/2019
	10/21/2008	2,017	-		21.100	10/21/2018
	10/16/2007	2,031	-		20.050	10/16/2017
	10/17/2006	1,838	-		21.000	10/17/2016

Vesting information for unexercised, unexercisable options in table above:

Ms. Barber

For options granted in 2015, one third of the currently unexercisable options will vest and become exercisable on each of February 17, 2016, 2017 and 2018. For options granted in 2014, one half of the currently unexercisable options will vest and become exercisable on each of February 18, 2016 and 2017. For options granted in 2013, one third of the currently unexercisable options will vest and become exercisable on each of February 19, 2016, 2017 and 2018. For options granted in 2012, one half of the currently unexercisable options will vest and become exercisable on each of March 20, 2016 and 2017. For options granted in 2011, the currently unexercisable options will vest and become exercisable on September 20, 2016.

Ms. McMinn

For options granted in 2015, one third of the currently unexercisable options will vest and become exercisable on each of February 17, 2016, 2017, and 2018. For options granted in 2014, one half of the currently unexercisable options will vest and become exercisable on each of February 18, 2016 and 2017. For options granted in 2013, the currently unexercisable options will vest and become exercisable on February 19, 2016.

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2015 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Marcie A. Barber	3,092	856.00	-	-

JoAnn N. McMinn	-	-	-	-

2015 Pension Benefits Table

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Marcie A. Barber	Defined Benefit Retirement	6	$105,129	$-
	Salary Continuation Agreement	9	81,875	-

JoAnn N. McMinn	Defined Benefit Retirement	7	$137,701	$-
	Salary Continuation Agreement	9	120,855	-

The present value of accumulated benefits for the Company’s Defined Benefit Retirement Plan have been calculated as of December 31, 2015, which is the measurement date used for financial statement reporting purposes and reported in the table above for the Named Executive Officers. The Defined Benefit Retirement Plan is a noncontributory plan covering substantially all full-time employees of the Company, but was closed to all new entrants as of January 1, 2008. Active participants in the plan as of December 31, 2007 became 100% vested in their accrued benefit. Effective December 31, 2012, the Defined Benefit Retirement Plan was amended to cease future benefit accruals. A participant's accrued benefit at any time in the future will equal the amount of his accrued benefit under the plan as of December 31, 2012. The following assumptions were used in the development of the present value of the accumulated benefits:

•	Discount rate – 4.25%
•	Mortality – RP-2014 White Collar Table using Scale MP-2015
•	Retirement Date – Normal retirement date.

Terms of the Salary Continuation Agreements held by each of the Named Executive Officers are fully described in sections of this proxy statement titled “Post Employment Benefits” and “Potential Payments upon Termination or Change in Control”.

Nonqualified Deferred Compensation

The Company has no deferred compensation plans for executive officers.

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Potential Payments upon Termination or Change in Control

The following tables reflect the amount of compensation payable to each of the named executive officers in the event of voluntary or involuntary termination of employment with the Company due to the scenarios described below, as if such termination had occurred on December 31, 2015.

Marcie A. Barber, President and Chief Executive Officer

Assuming one of the following events occurred on December 31, 2015, Ms. Barber’s payments and benefits would consist of the following:

Marcie A. Barber	Retirement	Death	Disability	Voluntary Resignation	Termination by Company with Cause	Termination by Company without Cause	Change of Control
Salary Continuation Agreement (1)	N/A	$300,000	$193,380	$-	$-	$-	$125,310
Group Term Carve-out Plan (2)	N/A	603,000	447,426	-	-	-	447,426
Value of Options (3)	N/A	-	-	-	-	-	-
Change of Control Severance Agreement (4)	N/A	-	-	-	-	-	591,595
	$-	$903,000	$640,806	$-	$-	$-	$1,164,331

(1)	Salary Continuation Agreement

Ms. Barber’s Salary Continuation Agreement was executed in 2007. Her agreement provides for a pre-retirement death benefit in the form of annual payments of $20,000 for a period of 15 years. Pre-retirement benefits payable in the events of disability and change in control increase each year until Ms. Barber reaches age 65 up to a percentage of the accrued account value and would be paid in the form of equal annual payments over 15 years.

(2)	Group Term Carve-out Plan

Ms. Barber’s Group Term Carve-out Plan became effective in 2007. Ms. Barber’s beneficiary would be entitled to a death benefit of three times base salary up to a maximum of $603,000. In the hypothetical case of her death at December 31, 2015, while she was still employed, her beneficiary would have received $603,000, which is the maximum amount receivable. In the case of disability or change of control, the death benefit would have been $447,426, or two times her salary.

(3)	Value of Options

If Ms. Barber’s employment had been terminated on December 31, 2015 due to death, disability or change of control, she, or her beneficiary, would have the right to exercise 100% of her outstanding stock options, without regard to the remaining vesting schedule, for a total of 42,994 shares. Assuming the market value of the Company’s stock was $17.50, the closing price as of December 31, 2015, there was no value in those options under any scenario.

(4)	Change of Control Severance Agreement

A severance payment is triggered by Ms. Barber’s Change of Control Severance Agreement only in the event of a change of control. If the Company had terminated Ms. Barber’s employment as a result of a change of control, she would have been entitled to receive a severance amount calculated in accordance with the terms of the contract. The amount, when reduced to its present value (using a discount rate of 1.63%) is equal to 2.95 times her average compensation for the most recent 5 years. The payment would have been payable in a lump sum within 30 days of her termination date. Restrictive covenants within the Change of Control Severance Agreement include non-competition and non-solicitation provisions. Upon termination of employment that results in the payment of severance compensation, Ms. Barber is not permitted to become engaged in the banking business for a period of two years after termination within a 40 mile radius of Mifflintown, Pennsylvania; nor is she permitted to solicit employees or customers for a period of one year after termination.

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JoAnn N. McMinn, Executive Vice President and Chief Financial Officer

Assuming one of the following events occurred on December 31, 2015, Ms. McMinn’s payments and benefits would consist of the following:

JoAnn N. McMinn	Retirement (5)	Death	Disability	Voluntary Resignation	Termination by Company with Cause	Termination by Company without Cause	Change of Control
Salary Continuation Agreement (1)	$184,950	$240,000	$206,400	$-	$-	$-	$184,950
Group Term Carve-out Plan (2)	N/A	453,000	332,768	-	-	-	332,768
Value of Options (3)	N/A	720	720	720	720	720	720
Change of Control Severance Agreement (4)	N/A	-	-	-	-	-	449,723
	$184,950	$693,720	$539,888	$720	$720	$720	$968,161

(1)	Salary Continuation Agreement

Ms. McMinn’s Salary Continuation Agreement was executed in 2007. Her agreement provides for a pre-retirement death benefit in the form of annual payments of $16,000 for a period of 15 years. Pre-retirement benefits payable in the events of disability and change in control increase each year until Ms. McMinn reaches age 65 up to a percentage of the accrued account value and would be paid in the form of equal annual payments over 15 years. An early retirement benefit became vested when Ms. McMinn reached age 62 and will increase each year until she reaches age 65 and qualifies for normal retirement.

(2)	Group Term Carve-out Plan

Ms. McMinn’s Group Term Carve-out Plan became effective in 2007. Ms. McMinn’s beneficiary would be entitled to a death benefit of three times base salary up to a maximum of $453,000. In the hypothetical case of her death at December 31, 2015, while she was still employed, her beneficiary would have received $453,000, which is the maximum amount receivable. In the case of disability or change of control, the death benefit would have been $332,768, or two times her salary.

(3)	Value of Options

If Ms. McMinn’s employment had been terminated on December 31, 2015 due to death, disability or change of control, she, or her beneficiary, would have the right to exercise 100% of her outstanding stock options, without regard to the remaining vesting schedule, for a total of 34,656 shares. Assuming the market value of the Company’s stock was $17.50, the closing price as of December 31, 2015, the value of those options would have been $720. Under any other termination scenario, Ms. McMinn would have the right to exercise vested options. As of December 31, 2015, the value of those options would have been $720.

(4)	Change of Control Severance Agreement

A severance payment is triggered by Ms. McMinn’s Change of Control Severance Agreement only in the event of a change of control. If the Company had terminated Ms. McMinn’s employment as a result of a change of control, she would have been entitled to receive a severance amount calculated in accordance with the terms of the contract. The amount, when reduced to its present value (using a discount rate of 1.63%) is equal to 2.95 times her average compensation for the most recent 5 years. The payment would have been payable in a lump sum within 30 days of her termination date. Restrictive covenants within the Change of Control Severance Agreement include non-competition and non-solicitation provisions. Upon termination of employment that results in the payment of severance compensation, Ms. McMinn is not permitted to become engaged in the banking business for a period of two years after termination within a 40 mile radius of Mifflintown, Pennsylvania; nor is she permitted to solicit employees or customers for a period of one year after termination.

(4)	Retirement

Ms. McMinn qualifies for early retirement only as defined in the Salary Continuation Agreement.

Personnel and Compensation Committee Report on Executive Compensation

The Personnel and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of the SEC’s Regulation S-K with management and, based upon such review and discussion, the Personnel and Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

By: Philip Gingerich, Jr., Chairman, Martin Dreibelbis, Timothy Havice and Jan Snedeker

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PROPOSAL 2

Approval of an Amendment to the

Juniata Valley Financial Corp. 2011 Stock Option Plan

Juniata Valley's shareholders are being asked to approve an amendment to the Juniata Valley Financial Corp. 2011 Stock Option Plan (the "2011 Plan"). A copy of the 2011 Plan, as proposed to be amended (the “Amended Plan”) is attached hereto as Exhibit A. The proposed 2011 Plan amendments were adopted by Juniata Valley’s board of directors on January 19, 2016, subject to shareholder approval. The proposed amendments:

•	Allow the Company to grant stock appreciation rights, performance restricted shares, restricted stock awards and stock awards, in addition to the ability to grant qualified and non-qualified stock options, which already exists;
•	Add non-employee directors as an additional category of eligible participants under the 2011 Plan, which currently allows officers and key employees designated by the board of directors to participate in the 2011 Plan; and
•	Changed the definition of “change in control” to comply with Section 409A of the Internal Revenue Code.

The amendments are subject to approval by the shareholders at this annual meeting. If approved by the shareholders, the Amended Plan will become effective as of January 1, 2016, and will apply to awards made after the effective date. Until approved, the 2011 Plan continues to operate in its current, unamended, form.

The material terms of the Amended Plan are summarized below. The summary is not intended to be a complete description of the Amended Plan and is qualified in its entirety by the actual text of the Amended Plan, a copy of which is attached to this Proxy Statement as Appendix A.

Material Features of the Amended Plan

General. The Amended Plan provides that awards may be granted in any of the following forms:

•	incentive stock options;
•	nonqualified stock options;
•	stock appreciation rights;
•	performance restricted shares;
•	restricted stock awards; and
•	stock awards.

The Amended Plan authorizes up to 300,000 shares of common stock for issuance, subject to adjustment as described below. The number of shares of common stock reserved for issuance under the Amended Plan is reduced, on a one-for-one basis, for each share of common stock subject to a grant made pursuant to the Amended Plan. If and to the extent any such grants terminate, expire or are cancelled, forfeited, exchanged or surrendered without having been exercised, earned or otherwise become vested, the shares subject to such awards will become available again for issuance under the Amended Plan. If any shares of common stock are tendered or withheld in payment of the exercise price of any stock option or withheld for purposes of satisfying a tax withholding obligations with respect to an award, or if shares of stock are repurchased by the Company that were allocated to the Amended Plan, such shares will be available for re-issuance under the Amended Plan.

The Amended Plan restricts the maximum number of shares of common stock that can be granted, in any form, to any one participant, to 25,000 shares per calendar year. In addition, the Company may not make grants covering more than 40,000 shares of common stock, in the aggregate across all participants, in any one calendar year. The foregoing limitations are subject to adjustment as described below. In the event of the Company’s acquisition of any other Company, outstanding stock options with respect to stock of the acquired Company may be assumed or replaced with awards under the Amended Plan. Outstanding options that are assumed or replaced by awards under the Amended Plan in connection with an acquisition will reduce the Amended Plan’s share reserve described above.

Administration. The Amended Plan is administered and interpreted by the Personnel and Compensation Committee of the Board or the full board, except that the Board administers the Plan as it relates to grants of awards to non-employee directors. Plan-related decisions and actions taken by a majority of such Board or Committee members, as applicable, are final and binding. The Board has the discretionary authority to make plan-related determinations and interpretations and to take such action in connection with the Amended Plan and any awards granted under the Amended Plan as it deems necessary or advisable.

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Eligibility for Participation. Participation is limited to officers of the Company and its wholly-owned subsidiaries, other key employees of the Company and of the Company’s wholly-owned subsidiaries designated by the Board and non-employee directors. In the event the Company or one of its subsidiaries acquires another corporation by merger or other form of acquisition, or the assets of another corporation, and former employees of said corporation who become employees of the Company or a Company subsidiary held stock options to acquire shares of the acquired corporation, the Board, in its discretion, may grant an award under the Amended Plan to such newly acquired employees in substitution for the options they held pre-acquisition. The terms and conditions of any awards so granted or assumed may vary from the terms and conditions set forth in this Plan to the extent the Board may deem appropriate to conform, in whole or in part, to the provisions of the options being submitted or assumed.

Awards. Under the terms of the Amended Plan, the Board may award stock options that are either intended to qualify as incentive stock options within the meaning of Section 422 of the Code (“ISOs”) or nonqualified stock options that are not intended to so qualify (“NQSOs”), as well as stock appreciation rights “SARs”), performance restricted shares, restricted stock awards “Restricted Stock”) and stock awards, or any combination of the foregoing, to eligible participants.

Stock Options – The Board fixes the exercise price for each stock option on the date of grant. The per share exercise price of any stock option award shall not be less than the fair market value of a share of common stock on the date of grant. The fair market value of a share of the common stock means the closing sales price of the stock if it is listed on a nationally recognized stock exchange or automated dealer quotation system. If the common stock is traded on the over-the-counter market, fair market value means the average of the closing bid and asked prices. If the stock is not publicly traded the Board shall determine the fair market value, in good faith in the exercise of reasonable discretion.

If the recipient of an ISO holds more than 10% of the total combined voting power of all classes of outstanding stock of the Company or a subsidiary, the exercise price per share of an ISO awarded to such person must be at least 110% of the fair market value of a share of common stock on the date of grant. To the extent that the aggregate fair market value of shares of common stock, determined on the date of grant, with respect to which ISOs become exercisable for the first time by a participant during any calendar year exceeds $100,000, such ISOs will be treated as NQSOs for tax purposes.

The Board also determines the exercise period of each stock option. The exercise period may not begin earlier than six (6) months after the date of the grant of the option nor end later than ten (10) years from the date of grant and, if the recipient of an ISO is a participant who holds more than 10% of the combined voting power of all classes of outstanding stock of the Company or a subsidiary, the exercise period for such ISO may not exceed five years from the date of grant. Unless determined otherwise by the Board, 20% of the shares subject to each option shall vest on each annual anniversary date of the date of the grant of the option; provided, however, that if the participant is age 55 or older on the date of the grant of the option, 33 1/3% of the shares subject to each option shall vest on each annual anniversary date of the date of grant of option. The Board shall have the power to permit in its discretion an acceleration of the previously determined exercise terms, subject to the terms set forth in the Amended Plan, under such circumstances and upon such terms and conditions as it deems appropriate.

Unless otherwise provided by the Board in the option agreement, options held by a participant at termination of employment shall be exercisable as follows: (i) if the termination is on account of death or disability, the option must be exercised within one year following the death or date of termination due to disability, and in any event, prior to its expiration. Each option held at the date of death or termination due to disability may be exercised as to all or any portion thereof regardless of whether or not it was fully exercisable at such date under the terms of the grant; (ii) if the termination is on account of retirement, the option must be exercised within three years following the participant’s termination of employment and prior to its expiration, and each option held at the date of retirement may be exercised as to all or any portion thereof regardless of whether or not it was fully exercisable at the date of retirement under the terms of the grant (provided however that an ISO held at retirement will cease to be treated as such and shall become an NQSO if not exercised within three months following the date of retirement); and (iii) if the termination is on account of a reason other than death, disability, or retirement, options exercisable at the date of termination of employment must be exercised within three months of such date and prior to its expiration, and each option not exercisable at the date of termination shall be canceled. For Plan purposes “disability” means the participant, by reason of any medically determinable physical or mental impairment that can be expected to result in death or to last for a continuous period of not less than twelve months, receives benefits for a period of not less than three months under the Company’s disability insurance policy, and “retirement” means termination from employment with the Company and its subsidiaries after the participant has attained age sixty-two (62) and has completed a minimum of five (5) years of service with the Company and its subsidiaries or termination of employment under circumstances which the Board deems equivalent to retirement.

The exercise price for the shares as to which an option is exercised shall be paid to the Company in full on or within ten (10) days after the date of exercise. At the election of the participant, such payment may be (i) in cash, (ii) by delivering to the Company previously-owned shares of common stock (iii) in the discretion of the Committee, through an election to have shares of common stock otherwise issuable to the participant withheld to pay the exercise price or (iv) in the discretion of the Committee, through any combination of the foregoing. Stock acquired by the Participant which is identified as having been obtained through an ISO under this Plan and still subject to ISO holding requirements as defined in the Internal Revenue Code (the “Code”) may not be tendered in payment of the option price.

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Stock Appreciation Rights – SARs are granted in tandem with stock options. They may be granted either concurrently with the grant of stock options or, if the related stock option is a NQSO, at any time after grant of such option, but prior to its complete exercise, termination, expiration or cancellation. SARs are granted at fair market value. SARs are exercisable under the same terms and conditions as the stock option to which they relate, but are only exercisable when the fair market value of the shares subject to the SAR exceeds the option price of the related stock option. Upon exercise of an SAR, the Company, at the Board’s discretion, will pay the holder the excess of the fair market value of the underlying common stock over the exercise price of the option, to be paid in shares of common stock (valued at fair market value on the date of exercise) or in cash, or a combination of the two, as determined by the Committee, in its discretion. Upon exercise of the SAR, both the SAR and the related stock option are cancelled as to the exercised portion of those grants.

Performance Restricted Shares – Performance Restricted Shares may be granted by the Board to a participant, contingent upon the participant earning such shares by virtue of the Company meeting established “performance measures” during a specified “performance period,” each as set by the board. Performance Restricted Shares may also be subject to completion of an applicable vesting period. Performance measures applicable to Performance Restricted Shares may include specific goals for: (i) total shareholder return; (ii) return on shareholders’ equity; (iii) return on capital; (iv) earnings per share; (v) sales; (vi) earnings; (vii) cash flow; (viii) operating income; (ix) earnings before interest, taxes, depreciation and amortization; and (x) fair market value of common stock. The Board will determine a performance schedule under which the number of shares earned may be less than (including zero), equal to, or greater than the number of Performance Restricted Shares granted, based on the Company’s performance. The Board may adjust the performance measures and performance period for significant, unforeseen events except with respect to a grant to a “covered employee” as defined in Section 162(m) of the Code.

Participants receive cash dividends made on the common stock during the performance period, whether or not the Performance Restricted Shares are earned, and the participant may exercise all voting rights with respect to Performance Restricted Shares. The number of shares actually earned at the end of the performance period and that vest may not exceed 300% of the Performance Restricted Shares contingently granted.

A participant must remain employed through the last day of the performance period in order for earned shares to vest. However, if a participant’s employment terminates before the end of the performance period due to death, disability or retirement, and the participant completed at least one year of employment during the performance period, the participant will earn a portion of the actual number of earned shares equal to the number of months actually completed by the participant in the performance period divided by the total number of months in the performance period. Further, if participant’s employment is terminated under special circumstances, the Board may, in its discretion, continue a participant’s rights to earn any or all performance restricted shares and waive restrictions.

If a participant’s employment terminates after a performance period due to death disability or retirement, all shares of common stock that were formerly Performance Restricted Shares and that have not yet vested will immediately vest and be issued to the participant or his or her designated beneficiary. If a participant’s employment terminates after a performance period due to any other reason, all shares of common stock that were formerly Performance Restricted Shares that have not yet vested are forfeited. If Participant’s employment is terminated under special circumstances, the Board may, in its discretion, accelerate the remaining vesting period (if any) for any grant of Performance Restricted Shares.

Restricted Stock Awards – Restricted Stock Awards may be made to officers and key employees and are to be used for purposes of recruitment, recognition and retention of key employees. Restricted stock awards are subject to a restriction period, as determined by the board, during which they may not be transferred and are subject to forfeiture. Holders of Restricted Stock may vote the Restricted Stock and are entitled to receive cash dividends paid on the common stock. If a participant terminates employment during the restriction period by reason of death, disability or retirement, and has completed a minimum of one year of employment during the restriction period, the restrictions shall laps on a portion of the Restricted Shares equal to the number of full months of employment completed during the restriction period divided by the total number of full months in the restriction period. Termination of employment for any other reason will result in the forfeiture of any shares still subject to restriction; provided that, if Participant’s employment is terminated under special circumstances, the Board may, in its discretion, waive any remaining restrictions.

Stock Awards - Stock Awards may be made to officers and key employees and are to be used for purposes of recruitment, recognition and retention of key employees.

Adjustment Provisions. SARs, Performance Restricted Shares, Restricted Stock Awards and Stock Awards are subject to adjustment as to the number and price of shares of common stock or other considerations subject to such grants for changes in the outstanding common stock or in the Company’s capital structure by reason of stock or extraordinary cash dividends, stock splits, reverse stock splits, recapitalization, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant.

Exercise in event of Change in Control. In the event of any change in control of the Company: (i) all stock options granted under the Amended Plan that are then outstanding shall immediately become exercisable without regard to their otherwise established exercise period; (ii) all Performance Restricted Shares will be deemed to have been earned at the maximum level for any performance period not yet completed as of the effective date of the change in control, and all shares of common stock converted from Performance Restricted Shares that have not yet vested shall immediately vest; and (iii) all restrictions applicable to Restricted Stock Awards shall lapse as of the date of such change in control.

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A “change of control” means (1) the acquisition, directly or indirectly, by any person or entity, or persons or entities acting in concert, whether by purchase, merger, consolidation or otherwise, of voting power over that number of voting shares of the capital stock of the Company which, when combined with the existing voting power of such persons or entities, would enable them to cast more than fifty percent (50%) of the votes which all shareholders of the Company would be entitled to cast in the election of directors; (2) the transfer of ownership (in one transaction or a series of related transactions over a period of twelve months ending on the date of the most recent transaction) of 75% or more of the assets, other than intangible assets, including good will, of the Company to a transferee other than the Company or an entity of which a controlling interest is owned by the Company; provided that in addition, such transferred assets must also have 40% or more of the total gross fair market value of all of the assets of the Company, inclusive of the intangible assets; or (3) the date that a majority of members of the Board is replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election.

Amendment and Termination of the Amended Plan. The Board may modify, amend, or terminate the Amended Plan at any time except that, to the extent then required by applicable law, rule, or regulation, approval of the holders of a majority of shares of common stock represented in person or by proxy at a meeting of the shareholders will be required to increase the maximum number of shares of common stock available for distribution under the Amended Plan (other than increases due to adjustments in accordance with the Amended Plan). No modification, amendment, or termination of the Amended Plan shall adversely affect the rights of a participant under a grant previously made to the participant without the consent of such participant. The Amended Plan will terminate on March 14, 2021, unless the Amended Plan is terminated earlier by the Board.

New Plan Benefits and Participants. Awards to participants under the Amended Plan are subject to the Board’s discretion. However, it is anticipated that approximately 13 individuals, including the Company’s Chief Executive Officer and Chief Financial Officer, will receive awards in 2016 under the Amended Plan, as follows:

	Dollar	Number of
Name and Position	Value ($)	Units
Marcie A. Barber, President and Chief Executive Officer	$18,150	1,000
JoAnn N. McMinn, Executive Vice President and Chief Financial Officer	$9,075	500
Non-executive officer employee group (11)	$29,948	1,650

The last sales price of the Company’s common stock on March 22, 2016 was $18.15 per share.

Federal Income Tax Consequences

The Federal income tax consequences arising with respect to awards under the Amended Plan will depend on the type of award. The following provides only a general description of the application of federal income tax laws to awards granted under the Amended Plan. This discussion is intended for the information of shareholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the Amended Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. The summary does not address the effects of other federal taxes or taxes imposed under state, local, or foreign tax laws.

From the recipients’ standpoint, as a general rule, ordinary income will be recognized by the participant at the time of delivery of actual shares of common stock upon exercise of an option in an amount equal to the excess of the value of the stock delivered over the exercise price. Subsequent appreciation on shares of common stock held beyond the ordinary income recognition event will be taxable at capital gains rates (long-term or short-term depending on the holding period) when the shares of common stock are sold. As a general rule, the Company will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the recipient, and the Company will not be entitled to any tax deduction in respect of capital gain income recognized by the recipient.

An exception to the general rule may arise. If an employee exercises a stock option that qualifies as an ISO, no ordinary income will be recognized on exercise, and the Company will not be entitled to any tax deduction, if shares of common stock acquired upon exercise of such ISO are held until the greater of one year from the date of exercise or two years from the date of grant;

The Company will require that participants pay to the Company at exercise an amount necessary to satisfy any federal, state or local tax withholding obligations with respect to awards under the Amended Plan. A participant may satisfy the withholding obligation, in whole or in part, by electing to have the Company withhold shares of stock (otherwise issuable upon the exercise of an option) having a fair market value equal to the amount required to be withheld. An election by a participant to have shares withheld for this purpose shall be subject to the following restrictions: (i) it must be made prior to the date on which the amount of tax to be withheld is determined; (ii) it shall be irrevocable; (iii) it shall be subject to disapproval by the Board; and (iv) it shall be ineffective if the effect of such election is to cause a violation of any regulation of the Securities and Exchange Commission.

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Vote Required for Approval. The affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote is required to approve a resolution to effect the proposed amendment to the 2011 Plan as follows:

RESOLVED, that the shareholders hereby approve the amendment and restatement of the 2011 Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL.

PROPOSAL 3

NON-BINDING SAY ON PAY proposal TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, Juniata is providing its shareholders with the opportunity to vote on an advisory (non-binding) resolution at this year’s Annual Meeting to approve Juniata’s executive compensation as described in the Compensation Discussion and Analysis, the tabular disclosures of the Named Executive Officers’ compensation (“Compensation Tables”), and other related information in this proxy statement. This proposal, commonly known as a “Say on Pay” proposal, gives shareholders the opportunity to approve or not approve Juniata’s executive pay program. Because the shareholder vote is not binding, the outcome of the vote may not be construed as overruling any decision by Juniata’s Board of Directors or Personnel and Compensation Committee regarding executive compensation. At the 2012 Annual Meeting, the shareholders voted to have a Say on Pay vote annually. The next Say When on Pay vote will be presented to shareholders in 2018.

Juniata’s executive compensation philosophy and program are intended to achieve three objectives: align interests of the Executives with shareholder interests; link the Executives’ pay to performance; and attract, motivate and retain executive talent. Juniata’s executive compensation program currently includes a mix of base salary, incentive bonus, equity based compensation, retirement plan, health plans and other benefits. Juniata believes that its compensation program, policies and procedures are reasonable and appropriate and compare favorably with the compensation programs, policies and procedures of its peers.

The Board recommends that shareholders, in a non-binding proposal, vote “FOR” the following resolution:

“Resolved, that the compensation paid to Juniata’s Named Executive Officers, as disclosed in this proxy statement pursuant to Item 402 of SEC Regulation S-K, including the Compensation Discussion and Analysis, the Compensation Tables and any related material contained in the Proxy Statement, is hereby APPROVED.”

Approval of the non-binding resolution regarding the compensation of the named Executive Officers would require that the number of votes cast in favor of the proposal exceed the number of votes cast against it. Abstentions and broker non-votes will not be counted as votes cast and therefore will not affect the determination as to whether the proposal is approved.

Because your vote is advisory, it will not be binding upon Juniata. However, Juniata’s Personnel and Compensation Committee and Board will take into account the outcome of the vote when considering future Executive compensation arrangements, but no determination has been made as to what action the Personnel and Compensation Committee or Board might take if shareholders do not approve this advisory proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 3.

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Director’s Compensation

Presented below is data concerning the compensation of members of the Company’s Board of Directors for the year 2015.

2015 Director Compensation Table

Name	Fees Earned or Paid in Cash	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation	Change in Pension value and Non- qualified Deferred Compensation earnings ($)	All Other Compensation(1) ($)	Total

Martin Dreibelbis	21,500	-	-	-	5,066	-	26,566

Philip Gingerich	19,850	-	-	-	3,126	4,959	27,935

Timothy Havice	29,350	-	-	-	4,021	4,812	38,183

Charles Hershberger	16,900	-	-	-	3,379	3,497	23,776

Gary Kelsey (2)	1,000	-	-	-	-	-	1,000

Richard Scanlon	12,900	-	-	-	5,167	751	18,818

Jan Snedeker	19,800	-	-	-	3,856	3,659	27,315

Bradley Wagner	14,000	-	-	-	-	-	14,000

(1) Other compensation includes interest earned on deferred compensation balances.

(2) Mr. Kelsey was elected on December 15, 2015 to serve as a director of the Company.

Each non-employee director is paid an annual fee of $12,000 for attendance of a minimum of 10 regularly scheduled meetings per year, with the Chairman receiving an additional $400 per meeting. Additionally, all non-employee directors also received $300 per meeting ($500 if Audit Committee chairman or $400 if other committee chairman) to attend committee and special meetings of the Board. These fees, whether paid in cash or deferred as part of the Director’s Deferred Compensation Plan, are included in the column titled “Fees Earned or Paid in Cash” in the above table. In addition to the fees, the Company provides benefits to the directors under several other non-qualified plans described below. The amount listed in the above table in the column titled “Change in Pension Value and Nonqualified Deferred Compensation Earnings” includes the aggregate increase in carrying value during 2015 for the plans in which each director participates.

The 1999 Directors Deferred Compensation Plan. Effective January 1, 1999, the Board of Directors adopted a director’s deferred compensation plan. The 1999 plan is an unfunded plan. The Company makes no contributions to the plan. This plan simply allows our directors to defer receipt of their compensation to future dates.

Prior to each calendar year, a director may elect to defer receipt of all or a part of his or her compensation for that calendar year. The Company will credit the deferred amounts to an account maintained at the Bank. Each participating director has a separate account. The deferred compensation earns interest, compounded quarterly, at the interest rate defined within the 1999 Plan.

A participating director who resigns as director before reaching age 55 will receive his or her account balance in one lump sum distribution. A participating director who resigns as director after reaching age 55 will receive his or her account balance in equal semi-annual payments over the ten years beginning on the earlier of January 1 or July 1 after the director resigns.

If a participating director dies prior to receiving all of his or her account balance, the director’s remaining account balance will be paid in one lump sum to the director’s designated beneficiary. In the event of a director’s permanent disability, the Board of Directors shall pay the balance of any deferred amount in one lump sum.

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Active directors participating in the 1999 Plan during 2015 were Messrs. Gingerich, Havice, Hershberger, Snedeker and Dr. Scanlon.

Director’s Retirement Plan. In January 2001, the Company established a retirement program for then-current directors. The plan provides for a target retirement benefit of $8,500 per year for 10 years beginning at age 65, or, if later, when the director has completed 10 years of credited service (as defined in the plan) with the Board. The retirement benefit for each participating director accrues over his or her remaining projected period of service until he reaches age 65 or completes 10 years of credited service. Lesser benefits are payable in the event of the director’s death, disability, or other termination (except terminations caused by the director’s fraud or dishonesty). Of the directors that served during 2015, participants in the plan were Messrs. Dreibelbis, Gingerich, Havice, Hershberger, Metz, Snedeker and Dr. Scanlon.

Split Dollar Life Insurance. In 2001, the Bank purchased split-dollar life insurance policies on each of the then-current directors. Participants who remain on the Board until age 65 or later will be eligible to retain $25,000 of life insurance coverage for the rest of their lives. The eligible directors are not required to pay premiums on the life insurance policy, but will have the imputed value of the insurance coverage included in their taxable income.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than 10 percent of a registered class of the Company’s equity securities, to file reports of ownership and change in ownership with the SEC. Directors, executive officers, and other 10 percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms or written representations from certain reporting persons that no Form 5’s were required for those persons, the Company believes that during 2015 all filing requirements under Section 16(a) applicable to its directors and executive officers were met in a timely manner, with the exception of one filing. Mr. Havice inadvertently failed to timely file a single Form 4 to report 167 shares acquired through the Company’s Dividend Reinvestment Plan during 2015.

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Stock Ownership by Management and Beneficial Owners

No individual, group or business owns of record more than five percent of the Company’s stock. The following table shows the number of shares of common stock beneficially owned by each of the Company’s Directors and Named Executive Officers and of all the Directors and Officers as a group as of February 19, 2016. Common stock is the only class of equity securities of the Company that is outstanding.

Owner	Amount and Nature of Beneficial Ownership		Percentage of Outstanding common stock
Marcie A. Barber	32,868	(2)	*
Martin L. Dreibelbis	8,643	(1)(3)	*
Philip E. Gingerich, Jr.	19,992	(1)	*
Timothy I. Havice	20,583	(3)	*
Charles L. Hershberger	18,568	(4)	*
Gary E. Kelsey	2,781
JoAnn N. McMinn	30,217	(1)(2)	*
Richard M. Scanlon, DMD	7,785	(1)	*
Jan Snedeker	12,302	(1)	*
Bradley J. Wagner	544		*
Directors & Executive Officers as a group	154,283		3.18	%(5)

*Indicates ownership of less than 1% of the outstanding common stock.

(1)	Includes shares held jointly with spouse as follows: Mr. Dreibelbis, 7,212 shares; Mr. Gingerich, 18,976 shares; Ms. McMinn, 2,329 shares; Dr. Scanlon, 7,785 shares; and Mr. Snedeker, 8,513 shares.
(2)	Includes shares that may be acquired within 60 days of the Record Date through the exercise of stock options as follows: Ms. Barber, 25,108; Ms. McMinn, 27,888.
(3)	Includes shares held jointly with children or grandchildren as follows: Mr. Dreibelbis as custodian for minor children, 1,431 shares; Mr. Havice with his son, 649 shares.
(4)	Includes 18,133 shares held by Stonewall Equity, a limited liability partnership owned by Mr. Hershberger and his spouse.
(5)	Based on the total shares outstanding plus the number of shares underlying exercisable stock options of all directors and officers as a group.

Other Matters

Shareholder Proposals for the 2017 Annual Meeting of Shareholders

Under the Company’s Bylaws, no business may be brought before the 2017 Annual Meeting unless it is specified in the notice of the meeting or is otherwise brought before the meeting by the Board of Directors or by a shareholder entitled to vote who has delivered notice to the Company (containing information specified in the Bylaws) by December 9, 2016, in the case of a shareholder proposal, or January 17, 2017, in the case of a shareholder submission of a nominee for director. These requirements are separate from and in addition to the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in the Company’s proxy statement. A shareholder wishing to submit a proposal for consideration at the 2017 Annual Meeting of the Shareholders for inclusion in the proxy statement under SEC Rule 14a-8 should do so not later than December 9, 2016. A shareholder wishing to submit a proposal for consideration at the 2017 Annual Meeting of Shareholders, outside of SEC Rule 14a-8, should do so no later than February 22, 2016. A proposal submitted after that date will be considered untimely.

If the corporate secretary of the Company receives notice of a shareholder proposal that complies with the governing Bylaw provision and SEC rules on or prior to the required date, and if such proposal is properly presented at the 2017 Annual Meeting of shareholders, the proxy-holders appointed by the Company may exercise discretionary authority in voting on such proposal if, in the Company’s proxy statement for such meeting, the Company advises shareholders of the nature of such proposal and how the proxies appointed by the Company intend to vote on such proposal, unless the shareholder submitting the proposal satisfies certain SEC requirements, including the mailing of a separate statement to the Company’s shareholders.

The presiding officer of the Annual Meeting may refuse to permit any proposal to be made at an Annual Meeting by a shareholder who has not complied with all of the governing Bylaw procedures and SEC requirements, including receipt of the required notice by the corporate secretary for the Company by the date specified. If a shareholder proposal is received by the Company after the required notice date but the presiding officer of the meeting nevertheless permits such proposal to be made at the 2017 Annual Meeting of shareholders, the proxies appointed by the Company may exercise discretionary authority when voting on such proposal.

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If the date of our next Annual Meeting is advanced or delayed more than 30 days from the anniversary of the 2016 Annual Meeting, we will promptly inform you of the change of the Annual Meeting and the date by which shareholder proposals must be received.

Other Business

At the date of this proxy statement, we are not aware of any business to be presented at the Annual Meeting other than the election of directors and Say on Pay proposal discussed in this proxy statement. If other proposals are properly brought before the Annual Meeting, the proxy holders named in the enclosed proxy card will vote your shares in accordance with their best judgment.

Independent Registered Public Accounting Firm

The Audit Committee selected BDO as the Company’s independent registered public accounting firm for 2016. BDO does not have a material relationship with the Company or the Bank and is considered to be well qualified. A representative of BDO is expected to be at the Annual Meeting. That representative will have the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.

Before BDO performs any non-audit services for the Company, the Audit Committee is informed at a meeting that such services are necessary and is advised of the estimated costs of such services. The Audit Committee then decides whether to approve the accounting firm’s performance of the non-audit services. In 2015 and 2014, all non-audit services, if any, performed by BDO were approved in advance pursuant to these procedures. The Audit Committee has determined that the performance by BDO of benefit plan audits, the preparation of tax returns and advice on SEC accounting issues is compatible with maintaining that firm’s independence. The Company has paid the following fees BDO in the last two years:

Year	Audit Fees (1)	Audit-Related Fees (2)	Tax Fees (3)	All Other Fees
2015	$205,730	$19,485	$12,000	$-
2014	$122,244	$21,082	$10,439	$-

(1)	Includes professional services rendered for the audit of the Company’s annual consolidated financial statements and review of financial statements included in Quarterly Reports on Form 10-Q, the audit of internal control in accordance with Section 404 of the Sarbanes-Oxley Act, the issuance of a consent, and the review of documents filed with the SEC, including out-of-pocket expenses. In 2015, additional audit procedures were required for the S-4 filing with the SEC and purchase accounting related to the purchase of FNBPA Bancorp, Inc.
(2)	Assurance and related services related to the performance of employee benefit plan audits.
(3)	Tax fees include the following: preparation of state and federal tax returns, tax consulting, tax advice and tax planning.

Annual Report on Form 10-K

Shareholders can obtain a copy of our annual report on Form 10-K free of charge by sending a written request to Ms. JoAnn N. McMinn, Executive Vice President/Chief Financial Officer, Juniata Valley Financial Corp., PO Box 66, Mifflintown, PA 17059.

Electronic Availability of Proxy Materials

This proxy statement, the proxy card and our 2015 Annual Report are available for viewing and printing at www.jvbonline.com, following the Investor Relations path under “Documents”.

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Appendix A

2016 LONG TERM INCENTIVE PLAN

OF

JUNIATA VALLEY FINANCIAL CORP.

(FORMERLY THE JUNIATA VALLEY FINANCIAL CORP.

2011 STOCK OPTION PLAN

APPROVED: MARCH 15, 2011)

ARTICLE I.

GENERAL PROVISIONS

1.1	PURPOSES

This 2016 Long-Term Incentive Plan of Juniata Valley Financial Corp. (the “Plan”) amends and restates the Juniata Valley Financial Corp. 2011 Stock Option Plan (“2011 Plan”). The Plan continues in effect any outstanding awards under the 2011 Plan in accordance with the terms and conditions governing such awards immediately prior to the effective date of this Plan. The purposes of the Plan are to advance the long term success of Juniata Valley Financial Corporation (the “Company” or “Juniata”), and to increase shareholder value by providing the incentive of long-term stock-based awards to officers, directors and key employees. The Plan is designed to: (1) encourage Company stock ownership by Participants to further align their interest with the interests of shareholders of the Company, (2) ensure that compensation practices of the Company are competitive in the industry and (3) assist in the attraction and retention of key employees vital to the Company's success.

1.2	DEFINITIONS

For the purpose of the Plan, the following terms shall have the meanings indicated:

(a)          “Board” means the Board of Directors of the Company.

(b)          “Change in Control” means: (1) the acquisition, directly or indirectly, by any person or entity, or persons or entities acting in concert, whether by purchase, merger, consolidation or otherwise, of voting power over that number of voting shares of the capital stock of Juniata which, when combined with the existing voting power of such persons or entities, would enable them to cast more than fifty percent (50%) of the votes which all shareholders of Juniata would be entitled to cast in the election of directors of Juniata; (2) the transfer of ownership (in one transaction or a series of related transactions over a period of twelve months ending on the date of the most recent transaction) of 75% or more of the assets, other than intangible assets, including good will, of Juniata to a transferee other than Juniata or an entity of which a controlling interest is owned by Juniata; provided that in addition, such transferred assets must also have 40% or more of the total gross fair market value of all of the assets of Juniata, inclusive of the intangible assets; or (3) the date that a majority of members of Juniata’s Board of Directors is replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of Juniata’s Board of Directors before the date of the appointment or election.

(c)          “Code” means the Internal Revenue Code of 1986, as amended, including any successor law thereto.

(d)          “Committee” means the Personnel & Compensation Committee of the Board or the full Board, as the case may be.

(e)          “Common Stock” means the Common Stock of the Company, par value $1.00 per share.

(f)           “Company” means Juniata Valley Financial Corp. and, solely for purposes of determining (i) eligibility for participation in the Plan, (ii) employment, and (iii) the establishment of Performance Measures, shall include any corporation, partnership, or other organization of which Juniata owns or controls, directly or indirectly, not less than 50 percent of the total combined voting power of all classes of stock or other equity interests. For purposes of this Plan, the terms “Juniata” and “Company” shall include any successor to Juniata Valley Financial Corp.

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(g)          “Disability” means the Participant, by reason of any medically determinable physical or mental impairment that can be expected to result in death or to last for a continuous period of not less than twelve months, receives benefits for a period of not less than three months under the Company's disability insurance policy. Medical determination of Disability may be made by either the Social Security Administration or by the provider of disability insurance covering employees or directors of the Company provided that the definition of "disability" applied under such insurance program complies with the requirements of the preceding sentence.

(h)          “Employee or employment” means with respect to any Non-Employee Director (as defined herein), service on the Board.

(i)           “Fair Market Value” means as of any date, so long as the Common Stock is traded on a nationally recognized securities exchange or automated dealer quotation system, the closing price of the Common Stock on that day. If the Common Stock is not traded on such an exchange or system and is traded solely on the over-the-counter market, the Fair Market Value shall be the average of the closing bid and asked prices for that day. If the Common Stock is not publicly traded, then Fair Market Value shall mean the value assigned to a share for a given day by the Committee in good faith in the exercise of its reasonable discretion and in a manner consistent with Code Section 409A.

(j)           “Incentive Stock Option” means a Stock Option that meets the definition under Section 422 of the Code.

(k)          “Non Employee Director” means a member of the Board who is not an employee of the Company.

(l)           “Nonstatutory Stock Option” means a Stock Option that does not meet the definition of an Incentive Stock Option.

(m)         “Participant” means any individual who has met the eligibility requirements set forth in Section 1.6 hereof and to whom a grant has been made and is outstanding under the Plan.

(n)          “Performance Measures” shall mean the Performance Measures described in Section 4.4 of the Plan.

(o)          “Performance Period” means, in relation to Performance Restricted Shares, any period for which performance goals have been established.

(p)          “Performance Restricted Share” means a right granted to a Participant pursuant to Article IV.

(q)          “Restricted Stock Award” means an award of Common Stock granted to a Participant pursuant to Article V which is subject to a Restriction Period.

(r)           “Restriction Period” means in relation to Restricted Stock Awards, the period of time (if any) during which (i) such shares are subject to forfeiture pursuant to the Plan and (ii) such shares may not be sold, assigned, transferred, pledged or otherwise disposed of by the Participant.

(s)          “Retirement” means termination from employment with the Company after the Participant has attained the age of 62 and has completed a minimum of five years of service with the Company, or termination of employment under circumstances which the Committee deems equivalent to retirement.

(t)           “Stock Appreciation Right” means a right granted to a Participant pursuant to Article III to surrender to the Company all or any portion of the related Stock Option and to receive in cash or in shares of Common Stock an amount equal to the excess of the Fair Market Value over the option price on the date of such exercise.

(u)          “Stock Award” means an award of Common Stock granted to a Participant pursuant to Article V which is not subject to a Restriction Period.

(v)          “Stock Option” means a right granted to a Participant pursuant to Article II, to purchase, before a specified date and at a specified price, a specified number of shares of Common Stock.

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1.3	ADMINISTRATION

The Plan shall be administered by the Personnel & Compensation Committee of the Board which shall consist of not fewer than three directors of the Company or the full Board; provided, however, that the Board shall administer the Plan as it relates to the terms, conditions and grant of awards to Non-Employee Directors. For purposes of the Plan, the term Committee shall refer to the Personnel & Compensation Committee of the Board or the full Board, as the case may be. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be deemed the acts of the Committee. Subject to the provisions of the Plan and to directions by the Board, the Committee is authorized to interpret the Plan, to adopt administrative rules, regulations, and guidelines for the Plan, and to impose such terms, conditions, and restrictions on grants as it deems appropriate. The Committee, in its discretion, may allow certain optionees holding unexercised Incentive Stock Options to convert such options to Nonstatutory Stock Options. The Committee may, with respect to Participants who are not subject to Section 16(b) of the Exchange Act or “covered employees” within the meaning of Section 162(m) of the Code (“Section 162(m)”), delegate such of its powers and authority under the Plan as it deems appropriate to designated officers or employees of the Company.

1.4	TYPES OF GRANTS UNDER THE PLAN

Grants under the Plan may be in the form of any one or more of the following:

(a)          Nonstatutory Stock Options;

(b)          Incentive Stock Options;

(c)          Stock Appreciation Rights;

(d)          Performance Restricted Shares;

(e)          Restricted Stock Awards; and

(f)          Stock Awards.

1.5	SHARES SUBJECT TO THE PLAN AND INDIVIDUAL AWARD LIMITATION

(a)          A maximum of 300,000 shares of Common Stock may be issued under the Plan. All such shares may be granted in the form of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Performance Restricted Shares, Restricted Stock Awards or Stock Awards, or in any combination of the foregoing. The total number of shares authorized is subject to adjustment as provided in Section 7.1 hereof. Shares of Common Stock issued under the Plan may be treasury shares or authorized but unissued shares. No fractional shares shall be issued under the Plan.

(b)          If any Stock Option granted under the Plan expires or terminates, the underlying shares of Common Stock may again be made available for the purposes of the Plan. Any shares of Common Stock that have been granted as Restricted Stock Awards or that have been reserved for distribution in payment for Performance Restricted Shares but are later forfeited or for any other reason are not payable under the Plan, may again be made available for the purposes of the Plan. Furthermore, shares of Common Stock that are (i) tendered or withheld in payment of the exercise price of any Stock Option or in satisfaction of withholding tax obligations arising from any award, and (ii) shares of Common Stock repurchased by the Company that have been designated for allocation to the Plan, shall be available for issuance under the Plan.

(c)          The aggregate maximum number of shares of Common Stock that may be granted to any Participant in the form of Stock Options, Stock Appreciation Rights, Performance Restricted Shares, Restricted Stock Awards and Stock Awards in any one calendar year is 25,000.

1.6	ELIGIBILITY AND PARTICIPATION

Participation in the Plan shall be limited to officers, who may also be members of the Board, other key employees of the Company who are so designated by the Committee in its discretion and Non-Employee Directors.

ARTICLE II.

STOCK OPTIONS

2.1	GRANT OF STOCK OPTIONS

The Committee may from time to time, subject to the provisions of the Plan, grant Stock Options to Participants. The Committee shall determine the number of shares of Common Stock to be covered by each Stock Option and shall have the authority to grant Incentive Stock Options, Nonstatutory Stock Options or a combination thereof; provided, however, that Incentive Stock Options may be granted only to Participants who are employees of the Company and may not be granted to Non-Employee Directors. Furthermore, the Committee may grant a Stock Appreciation Right in connection with a Stock Option, as provided in Article III. The aggregate maximum number of shares of Common Stock that may be granted to all persons in the form of Stock Options in any one calendar year is 40,000 (which number shall be adjusted, as appropriate, if Section 7.1 hereof becomes applicable).

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2.2	INCENTIVE STOCK OPTION EXERCISE LIMITATIONS

The aggregate Fair Market Value (determined at the time an Incentive Stock Option is granted) of the shares of Common Stock with respect to which an Incentive Stock Option is exercisable for the first time by a Participant during any calendar year (under all plans of the Company) shall not exceed $100,000 or such other limit as may be established from time to time under the Code.

2.3	OPTION DOCUMENTATION

Each Stock Option shall be evidenced by a written Stock Option agreement (“Option Agreement”) between the Company and the Participant to whom such Stock Option is granted, specifying the number of shares of Common Stock that may be acquired by its exercise and containing such terms and conditions consistent with the Plan as the Committee shall determine.

2.4	EXERCISE PRICE

The price at which each share covered by a Stock Option may be acquired shall be determined by the Committee at the time the Stock Option is granted and shall not be less than the Fair Market Value of the underlying shares of Common Stock on the day the Stock Option is granted. If an Incentive Stock Option is granted to an employee who, at the time such Incentive Stock Option is granted, owns shares of the Company possessing more than 10 percent of the total combined voting power of all classes of shares of the Company or its subsidiaries (“10% Shareholder”), the exercise price of such Stock Option shall not be less than 110% of the Fair Market Value of the underlying shares of Common Stock on the day such Stock Option is granted. The exercise price will be subject to adjustment in accordance with the provisions of Section 7.1 of the Plan.

2.5	EXERCISE OF STOCK OPTIONS

(a)          Exercisability. Stock Options shall become exercisable at such times and upon the satisfaction of such conditions and in such installments as the Committee may provide at the time of grant.

(b)          Exercise Term. Each Option Agreement shall state the period or periods of time within which the Stock Option may be exercised by the Participant, in whole or in part, which shall be such period or periods of time as may be determined by the Committee, provided that the exercise period shall not commence earlier than six (6) months after the date of the grant of the Stock Option nor end later than ten (10) years after the date of the grant of the Stock Option. Except as otherwise approved by the Committee and set forth in the Option Agreement, a Stock Option shall be exercisable as to 20% of the shares of Common Stock subject to the Stock Option on or after one year after the date of grant and shall be exercisable as to an additional 20% of the shares of Common Stock subject to the Stock Option on each annual anniversary date of the date of the grant of the Stock Option; provided, however, that if the Participant is age 55 or older on the date of the grant of the award, the percentage “20%” above shall be replaced with the percentage “33 1/3%”. The Committee shall have the power to permit in its discretion an acceleration of the previously determined exercise terms, subject to the terms set forth herein, under such circumstances and upon such terms and conditions as it deems appropriate. In the case of a 10% Shareholder, no Stock Option shall be exercisable after the expiration of five years from the date the option was granted.

(c)          Exercise in the Event of Termination of Employment.

(i)          Death: Unless otherwise provided by the Committee at the time of grant, in the event of the death of the Participant, the Stock Option must be exercised by the Participant's estate or beneficiaries within one year following the death of the Participant and prior to its expiration. Each Stock Option may be exercised as to all or any portion thereof regardless of whether or not fully exercisable under the terms of the grant.

(ii)         Disability: Unless otherwise provided by the Committee at the time of grant, in the event of the Disability of the Participant, the Stock Option must be exercised within one year following the Participant's termination of employment and prior to its expiration. Each Stock Option may be exercised as to all or any portion thereof regardless of whether or not fully exercisable under the terms of the grant.

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(iii)        Retirement: Unless otherwise provided by the Committee at the time of grant, in the event of the Retirement of the Participant, the Stock Option must be exercised within three years following the Participant's termination of employment and prior to its expiration. An unexercised Incentive Stock Option will cease to be treated as such and will become a Nonstatutory Stock Option three months following the date of Retirement. Each Stock Option may be exercised as to all or any portion thereof regardless of whether or not fully exercisable under the terms of the grant.

(iv)        Other Terminations: Unless otherwise provided by the Committee at the time of grant, in the event a Participant ceases to be an employee of the Company for any reason other than death, Disability, or Retirement, Stock Options which are exercisable on the date of termination must be exercised within three months after termination and prior to the expiration date of any such option. All options which are not exercisable on the date of termination shall be canceled.

(v)         Extension of Exercise Period: Notwithstanding all other provisions under Section 2.5(c), in the event a Participant's employment is terminated, the Committee may, in its sole discretion, extend the post termination period during which the option may be exercised, provided however that such period may not extend beyond the original option period.

(d)          Exercise In the Event of Change in Control: In the event of any Change in Control, all Stock Options shall immediately become exercisable without regard to the exercise period established pursuant to this Section 2.5 and the Option Agreement.

2.6	METHOD OF EXERCISE

The Stock Option may be exercised in whole or in part from time to time by written request received by the Treasurer of the Company. The option price of each share acquired pursuant to a Stock Option shall be paid in full on or within ten (10) days after the exercise of the Stock Option either (i) in cash, (ii) by delivering to the Company previously-owned shares of Common Stock, (iii) in the discretion of the Committee, through an election to have shares of Common Stock otherwise issuable to the Participant withheld to pay the exercise price of such Stock Option, or (iv) in the discretion of the Committee, through any combination of the payment procedures set forth in (i) through (iii) above. However, shares of Common Stock previously acquired by the Participant under the Plan or any other incentive plan of the Company shall not be utilized for purposes of payment upon the exercise of a Stock Option unless those shares have been owned by the Participant for a six-month period or such longer period as the Committee may determine. Common Stock acquired by the Participant which is identified as having been obtained through an Incentive Stock Option under this Plan and is still subject to the holding requirements under Section 422 of the Code may not be tendered in payment of the option price.

2.7	LIMITATION OF RIGHTS AS A SHAREHOLDER

No Participant shall have any rights to dividends or other rights of a shareholder with respect to shares of Common Stock subject to a Stock Option until the Participant has given written notice of exercise of the Stock Option, has paid in full the option price for such shares of Common Stock and has otherwise complied with this Plan, the Option Agreement and such rules and regulations as may be established by the Committee.

2.8	INVESTMENT PURPOSE

Each Stock Option under this Plan shall be granted on the condition that the purchases of shares of Common Stock hereunder shall be for investment purposes, and not with a view to resale or distribution. This condition shall not be applicable if the Common Stock subject to the Stock Option is registered under the Securities Act of 1933, as amended, or if, in the opinion of counsel for the Company, a resale of such Common Stock without registration is permitted under the Securities Act of 1933 and any other applicable law, regulation, or rule of any governmental agency.

ARTICLE III.

STOCK APPRECIATION RIGHTS

3.1	GRANT OF STOCK APPRECIATION RIGHTS

The Committee may, in its discretion, grant Stock Appreciation Rights in connection with all or any part of a Stock Option granted under the Plan. Any Stock Appreciation Right granted in connection with a Stock Option shall be governed by the terms of the Option Agreement and the Plan. A Stock Appreciation Right may be granted either concurrently with the grant of the related Stock Option or, if the related Stock Option is a Nonstatutory Stock Option, at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such related Stock Option, and shall be granted at Fair Market Value in accordance with the requirements for exemption from Section 409A of the Code.

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3.2	EXERCISE OF STOCK APPRECIATION RIGHTS

Stock Appreciation Rights shall become exercisable under the same terms and conditions governing the related Stock Option under Section 2 and the Option Agreement, but shall be exercisable only when the Fair Market Value of the shares subject thereto exceeds the option price of the related Stock Option. Further, the Stock Appreciation Right shall be exercisable only at the time and to the extent that the related Stock Option is exercisable, and in no event after the complete termination or full exercise of the related Stock Option.

3.3	METHOD OF EXERCISE

(a)          Stock Appreciation Rights shall permit the Participant, upon exercise of such rights, to surrender the related Stock Option, or any portion thereof, and to receive, without payment to the Company (except for applicable withholding taxes), an amount equal to the excess of the Fair Market Value over the option price. Such amount shall be paid in shares of Common Stock valued at Fair Market Value on the date of exercise or in cash, or any combination of shares and cash, as determined by the Committee in its discretion.

(b)          Upon the exercise of a Stock Appreciation Right and surrender of the related Stock Option, or portion thereof, such Stock Option, to the extent surrendered, shall be terminated, and the shares covered by the Stock Option so surrendered shall no longer be available for purposes of the Plan. Upon the exercise or termination of the related Stock Option, the Stock Appreciation Right with respect thereto shall be canceled automatically to the extent of the number of shares of Common Stock with respect to which the related Stock Option was so exercised or terminated.

ARTICLE IV.

PERFORMANCE RESTRICTED SHARES

4.1	GRANT OF PERFORMANCE RESTRICTED SHARES

The Committee may from time to time, grant shares of Common Stock to Participants in the form of Performance Restricted Shares, which will thereafter become the unrestricted property of the Participant only if they are both Earned and become vested. For purposes of the Plan, Performance Restricted Shares shall be deemed to be “Earned” as of the day during the Performance Period that the performance of the Company meets or exceeds the Performance Measures established by the Committee relating to those Performance Restricted Shares. Such Performance Restricted Shares shall be subject to the provisions of the Plan terms and conditions, and, if Earned, a vesting period as the Committee shall determine.

4.2	PERFORMANCE RESTRICTED SHARE AGREEMENT

Each grant of Performance Restricted Shares shall be evidenced by a written agreement between the Company and Participant to whom such shares are granted. The agreement shall specify the number of Performance Restricted Shares granted, the terms and conditions of the grant, the duration of the Performance Period, the Performance Measures to be achieved, and the vesting period applicable to shares of Common Stock Earned.

4.3	COMMON STOCK EQUIVALENT

Performance Restricted Shares shall be evidenced either by a Common Stock certificate issued in the name of the Participant, which shall bear appropriate restrictive legends relating to the applicable Performance Measures and the Performance Period, or by book entry on the stock transfer records of the Company showing the issuance of said shares in the name of the Participant and the Performance Measures and Performance Period that apply. Certificates, if issued, shall be held in custody by the Company until the Performance Restricted Shares are both Earned and vested.

4.4	PERFORMANCE MEASURES

Performance Restricted Share awards shall be conditioned upon the Company's attainment of a specified goal with respect to one or more Performance Measures, including, but not limited to: (i) total shareholder return; (ii) return on shareholders' equity; (iii) return on capital; (iv) earnings per share; (v) sales; (vi) earnings; (vii) cash flow; (viii) operating income; (ix) earnings before interest, taxes, depreciation and amortization; and (x) Fair Market Value of Common Stock. The Committee shall determine a minimum performance level below which no Performance Restricted Shares shall be payable and a performance schedule under which the number of shares earned may be less than, equal to, or greater than the number of Performance Restricted Shares granted based upon the Company's performance. The Committee may adjust the Performance Measures to reflect significant unforeseen events; provided, however, that the Committee may not make any such adjustment with respect to any award of Performance Restricted Shares to an individual who is then a “covered employee” as such term is defined in Regulation 1.162 27(c)(2) promulgated under Section 162(m), if such adjustment would cause compensation pursuant to such Performance Restricted Share award to cease to be performance-based compensation under Section 162(m).

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4.5	PERFORMANCE PERIOD

The Committee shall establish a Performance Period applicable to each grant of Performance Restricted Shares. Each such Performance Period shall commence as of the date determined by the Committee in its discretion. There shall be no limitation on the number of Performance Periods established by the Committee, and more than one Performance Period may encompass the same calendar year or other period covered by one or more other Performance Periods. The Committee may shorten any Performance Period if it determines that unusual or unforeseen events so warrant.

4.6	PAYMENT OF DIVIDENDS DURING PERFORMANCE PERIOD

If, during the Performance Period, the Company makes a payment of cash dividends to holders of Common Stock, a Participant shall be entitled to receive the cash dividends.

4.7	CONVERSION OF PERFORMANCE RESTRICTED SHARES

(a)          At the conclusion of the Performance Period, the Committee shall determine the number of Performance Restricted Shares, if any, that have been Earned on the basis of Company performance in relation to the established Performance Measures and that have become vested. The Company shall then, as soon as administratively practicable, deliver or otherwise make available in the Participant’s name, shares of Common Stock bearing no Plan-related restrictive legends, in an aggregate amount equal to the number of Performance Restricted Shares Earned and vested as of the end of the Performance Period. In no event shall such number exceed 300% of the shares contingently granted.

(b)          Any Performance Restricted Shares being held in custody or entered on the stock transfer records of the Company that the Committee determines to have not been Earned and vested shall be canceled.

4.8	VESTING

Performance Restricted Shares that are Earned during the Performance Period will continue to be restricted property, subject to the Participant’s continued employment with the Company through the last day of the Performance Period, at which time the Performance Restricted Shares that were Earned will vest and become the unrestricted property of the Participant. In the event the Participant’s employment with the Company terminates during the Performance Period, Section 4.10 shall apply to determine the Participant’s rights with respect to Performance Restricted Shares Earned in such Performance Period. The Committee may accelerate or waive the Performance Measures attached to a particular grant, in whole or in part, based on service and such other factors as the Committee may determine.

4.9	OTHER TERMS AND CONDITIONS

Performance Restricted Shares shall be subject to the following terms and conditions:

(a)          Except as otherwise provided in the Plan or in the Performance Restricted Share agreement, the Participant shall have all the rights of a shareholder of the Company, including the right to vote the shares.

(b)          Cash dividends paid with respect to Performance Restricted Shares shall be distributed to the Participant.

4.10	TERMINATION OF EMPLOYMENT DURING A PERFORMANCE PERIOD

(a)          In the event a Participant terminates employment during a Performance Period by reason of death, Disability, or Retirement, and the Participant had completed a minimum of one year of employment during the Performance Period, the Participant shall be entitled to that number of shares earned (if any) determined by multiplying the full number of shares earned (if any) by a fraction, the numerator of which is the number of full months of employment the Participant had completed in such Performance Period and the denominator of which is the total number of full months in such Performance Period. All applicable restrictions shall lapse with respect to such shares and such shares of Common Stock shall be issued to the Participant or the Participant's designated beneficiary following the Performance Period. In the event the Participant had not completed one year of employment during the Performance Period, the Participant shall forfeit all rights to earn such Performance Restricted Shares.

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(b)          If a Participant terminates employment during a Performance Period for any reason other than death, Disability, or Retirement, the Participant shall forfeit all rights to earn such Performance Restricted Shares.

(c)          Notwithstanding Sections 4.10(a) and 4.10(b), in the event a Participant's employment is terminated during a Performance Period under special circumstances, the Committee may, in its sole discretion, continue a Participant's rights to earn any or all Performance Restricted Shares and waive in whole or in part any or all remaining restrictions.

4.11	TERMINATION OF EMPLOYMENT FOLLOWING A PERFORMANCE PERIOD

(a)          In the event a Participant terminates employment following a Performance Period by reason of death, Disability, or Retirement, all shares of Common Stock (formerly Performance Restricted Shares) shall immediately vest, and shares of Common Stock shall be issued to the Participant or the Participant's designated beneficiary.

(b)          If a Participant terminates employment following a Performance Period for any reason other than death, Disability, or Retirement, the Participant shall forfeit all shares of Common Stock (formerly Performance Restricted Shares) which have not yet vested. Shares of Common Stock which have vested shall be issued to the Participant.

(c)          Notwithstanding Sections 4.11(a) and 4.11(b), in the event a Participant's employment is terminated following a Performance Period under special circumstances, the Committee may, in its sole discretion, accelerate the remaining vesting period (if any) associated with that grant.

4.12	CHANGE IN CONTROL PROVISIONS

In the event of any Change in Control, (i) all Performance Restricted Shares granted shall be deemed to have been Earned to the maximum extent permitted pursuant to Section 4.4 for any Performance Period not yet completed as of the effective date of such Change in Control and (ii) all shares of Common Stock (which have been converted from Performance Restricted Shares Earned) not otherwise vested shall immediately vest as of the date of such Change in Control.

ARTICLE V.

RESTRICTED STOCK AWARDS AND STOCK AWARDS

5.1	AWARD OF RESTRICTED STOCK AND STOCK AWARDS

The Committee may grant Restricted Stock Awards and unrestricted Stock Awards to officers and key employees of the Company subject to such terms and conditions as the Committee shall determine, provided that each Restricted Stock Award shall be subject to a Restriction Period. Restricted Stock Awards and Stock Awards shall be used for the purposes of recruitment, recognition, and retention of key employees vital to the Company's success. The Committee may, in its sole discretion, require a Participant to deliver consideration in the form of services as a condition to the grant of a Restricted Stock Award or Stock Award.

5.2	RESTRICTED STOCK AWARD AND STOCK AWARD AGREEMENTS

Each Restricted Stock Award and Stock Award shall be evidenced by a written agreement between the Company and the Participant to whom such award is granted. The agreement shall specify the number of shares awarded, the terms and conditions of the award and, in the case of a Restricted Stock Award, the Restriction Period, and the consequences of forfeiture.

5.3	AWARDS AND CERTIFICATES

Shares of Common Stock awarded pursuant to a Restricted Stock Award or a Stock Award shall be registered in the name of the Participant and evidenced either by the issuance of certificates or by book entry on the stock transfer records of the Company showing the applicable restrictions. Certificates evidencing Restricted Stock Awards, bearing appropriate restrictive legends, shall be held in custody by the Company until the restrictions thereon are no longer in effect. After the lapse or waiver of the restrictions imposed upon the Restricted Stock Award, the Company shall deliver in the Participant's name one or more stock certificates, free of restrictions, evidencing the shares of Common Stock subject to the Restricted Stock Award to which the restrictions have lapsed or been waived, or shall re-register the shares of Common Stock on the stock transfer records of the Company free of the applicable restrictions.

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5.4	RESTRICTION PERIOD

At the time a Restricted Stock Award is made, the Committee shall establish a Restriction Period applicable to such award. The Committee may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on service and such other factors as the Committee may determine.

5.5	OTHER TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS

Shares of Common Stock subject to Restricted Stock Awards shall be subject to the following terms and conditions:

(a)          Except as otherwise provided in the Plan or in the Restricted Stock Award agreement, the Participant shall have all the rights of a shareholder of the Company, including the right to vote the shares.

(b)          Cash dividends paid with respect to Common Stock subject to a Restricted Stock Award shall be distributed to the Participant.

5.6	TERMINATION OF EMPLOYMENT

(a)          In the event a Participant terminates employment during the Restriction Period by reason of death, Disability or Retirement, and the Participant had completed a minimum of one year of employment during the Restriction Period, restrictions shall lapse on that number of shares (if any) determined by multiplying the full number of shares subject to restriction by a fraction, the numerator of which is the number of full months of employment the Participant had completed in such Restriction Period and the denominator of which is the total number of full months in such Restriction Period.

(b)          If a Participant terminates employment for any reason other than death, Disability, or Retirement, the Participant shall forfeit all shares subject to restriction.

(c)          Notwithstanding Sections 5.6(a) and 5.6(b), in the event a Participant's employment is terminated under special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all remaining restrictions.

5.7	CHANGE IN CONTROL PROVISIONS

In the event of any Change in Control, all restrictions applicable to any outstanding Restricted Stock Award shall lapse as of the date of such Change in Control.

ARTICLE VI.

TAX WITHHOLDING AND DEFERRAL OF PAYMENT

6.1	TAX WITHHOLDING

(a)          The Company may withhold from any payment of cash or Common Stock to a Participant or other person pursuant to the Plan an amount sufficient to satisfy any required withholding taxes, including the Participant's social security and Medicare taxes and federal, state and local income tax with respect to income arising from the payment of the award. The Company shall have the right to require the payment of any such taxes before delivering payment or issuing Common Stock pursuant to the award.

(b)          At the discretion of the Committee, share tax withholding may be included as a term of any grant of Stock Options, Stock Appreciation Rights, Performance Restricted Shares, Restricted Stock Awards or Stock Awards.

(c)          Share tax withholding shall entitle the Participant to elect to satisfy, in whole or in part, any tax withholding obligations in connection with the issuance of shares of Common Stock earned under the Plan by requesting that the Company either:

(i)          withhold shares of Common Stock otherwise issuable to the Participant, or

(ii)         by accepting delivery of shares of Common Stock previously owned by the Participant.

In either case, the Fair Market Value of such shares of Common Stock will generally be determined on the date the Participant elects to satisfy such withholding tax obligations in such manner.

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(d)          Notwithstanding any other provision hereof to the contrary, the Committee, in its sole discretion, may at any time suspend, terminate, or disallow any or all entitlements to share tax withholding previously granted or extended to any Participant.

6.2	NO ELECTIVE DEFERRAL OF PAYMENT

No Participant may be offered the right to elect to defer the receipt of all or any portion of Performance Restricted Shares, Restricted Stock Awards, Stock Awards or any other award otherwise distributable to such Participant. It is the Company’s intent that the Plan, and each award feature under the Plan, be exempt from the requirements imposed by Code Section 409A on nonqualified deferred compensation plans and, in furtherance of that intent, the Committee, in its exercise of administrative discretion hereunder, shall at all times do so in a manner that avoids compensation deferral arrangements that would be subject to Code Section 409A. Furthermore, awards that have been made, earned and vested shall be paid out as soon as practicable once all performance and vesting restrictions have been satisfied or lapsed, and in any event shall be paid in full no later than the 15th day of the third month following the end of the Company’s taxable year in which all performance and vesting restrictions were satisfied.

ARTICLE VII.

OTHER PROVISIONS

7.1	ADJUSTMENT IN NUMBER OF SHARES AND OPTION PRICES

Grants of Stock Options, Stock Appreciation Rights, Performance Restricted Shares, and Restricted Stock Awards and Stock Awards shall be subject to adjustment by the Committee as to the number and price of shares of Common Stock or other considerations subject to such grants in the event of changes in the outstanding shares by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant. In the event of any such change in the outstanding shares, the aggregate number of shares available under the Plan may be appropriately adjusted by the Committee. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of an outstanding Stock Option or cancel, exchange or surrender an outstanding Stock Option in exchange for cash, other awards or Stock Options with an exercise price that is less than the exercise price of the original Stock Option. Notwithstanding anything in the Plan to the contrary, neither the Board nor the Committee shall have the authority, without shareholder approval, (i) to accept the surrender of any outstanding Stock Option when the Fair Market Value of a share of Common Stock is less than the exercise price of such outstanding Stock Option and grant new Stock Options or other awards in substitution for such surrendered Stock Option or pay cash in connection with such surrender, (ii) to reduce the exercise price of any outstanding Stock Option, or (iii) to take any other action that would be treated as a repricing of Stock Options under the rules of the primary stock exchange on which the Common Stock is listed.

7.2	NO RIGHT TO EMPLOYMENT

Nothing contained in the Plan, nor in any grant pursuant to the Plan, shall confer upon any Participant any right with respect to continuance of employment by the Company or its subsidiaries, nor interfere in any way with the right of the Company or its subsidiaries to terminate the employment or change the compensation of any employee at any time.

7.3	NONTRANSFERABILITY

A Participant's rights under the Plan, including the right to any shares or amounts payable may not be assigned, pledged, or otherwise transferred except, in the event of a Participant's death, to the Participant's designated beneficiary or, in the absence of such a designation, by will or by the laws of descent and distribution; provided, however, that the Committee may, in its discretion, at the time of grant of a Nonstatutory Stock Option or by amendment of an Option Agreement for an Incentive Stock Option or a Nonstatutory Stock Option, provide that Stock Options granted to or held by a Participant may be transferred, in whole or in part, to one or more transferees and exercised by any such transferee, provided further that (i) any such transfer must be without consideration, (ii) each transferee must be a member of such Participant's “immediate family” or a trust, family limited partnership or other estate planning vehicle established for the exclusive benefit of one or more members of the Participant's immediate family; and (iii) such transfer is specifically approved by the Committee following the receipt of a written request for approval of the transfer; and provided further that any Incentive Stock Option which is amended to permit transfers during the lifetime of the Participant shall, upon the effectiveness of such amendment, be treated thereafter as a Nonstatutory Stock Option. In the event a Stock Option is transferred as contemplated in this Section 7.3, such transfer shall become effective when approved by the Committee, and such Stock Option may not be subsequently transferred by the transferee other than by will or the laws of descent and distribution. Any transferred Stock Option shall continue to be governed by and subject to the terms and conditions of this Plan and the relevant Option Agreement, and the transferee shall be entitled to the same rights as the Participant as if no transfer had taken place. As used in this Section 7.3, “immediate family” shall mean, with respect to any person, any spouse, child, stepchild or grandchild, and shall include relationships arising from legal adoption.

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7.4	COMPLIANCE WITH GOVERNMENT REGULATIONS

(a)          The Company shall not be required to issue or deliver shares or make payment upon any right granted under the Plan prior to complying with the requirements of any governmental authority in connection with the authorization, issuance, or sale of such shares.

(b)          The Plan shall be construed and its provisions enforced and administered in accordance with the laws of the Commonwealth of Pennsylvania applicable to contracts entered into and performed entirely in such state.

(c)           Notwithstanding that the Plan, and each award issued pursuant to the Plan, is intended to be exempt from the requirements Section 409A of the Code imposes on nonqualified deferred compensation plans, in the event that any award under the Plan is determined to provide nonqualified deferred compensation within the meaning of said Section 409A, the distribution of such award to a key employee of the Company, as defined in Section 416(i) of the Code without regard to paragraph (5) thereof, being made on account of the key employee’s separation from service with the Company, shall be deferred to a date that is six months after the separation from service. For all purposes under the Plan, a termination of employment shall mean a separation from service as defined by Section 409A of the Code.

7.5	RIGHTS AS A SHAREHOLDER

The recipient of any grant under the Plan shall have no rights as a shareholder with respect thereto unless and until certificates for shares of Common Stock are issued in the name of such recipient; provided, however, that a recipient of (i) an award of Performance Restricted Shares, or (ii) a Restricted Stock Award, evidenced only by book entry on the stock transfer records of the Company pursuant to Section 4.3 or Section 5.3, shall have the right to receive dividends on the shares of Common Stock underlying such award, and, to the extent not inconsistent with the relevant Performance Restricted Share agreement or Restricted Stock Award agreement, shall have all other rights of a shareholder in the Company, including the right to vote the shares, in accordance with Section 4.9 or Section 5.5.

7.6	UNFUNDED PLAN

Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or separate funds. With respect to any payment not yet made to a Participant, nothing contained herein shall give any Participant any rights that are greater than those of a general creditor of the Company.

7.7	FOREIGN JURISDICTION

The Committee shall have the authority to adopt, amend, or terminate such arrangements, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to make available tax or other benefits of the laws of foreign countries in order to promote achievement of the purposes of the Plan.

7.8	OTHER COMPENSATION PLANS

Nothing contained in this Plan shall prevent the Company from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required.

7.9	TERMINATION OF EMPLOYMENT – CERTAIN FORFEITURES

Notwithstanding any other provision of the Plan (other than provisions regarding Change in Control, including without limitation Sections 2.5(d), 4.12 and 5.7, which shall apply in all events), a Participant shall have no right to exercise any Stock Option or Stock Appreciation Right or receive payment of any Performance Restricted Share or Restricted Stock Award if the Participant is discharged for willful, deliberate, or gross misconduct, as determined by the Committee in its sole discretion. Furthermore, notwithstanding any other provision of the Plan to the contrary, in the event that a Participant receives or is entitled to cash or the delivery or vesting of Common Stock pursuant to an award during the 12-month period prior to the Participant's termination of employment with the Company, then the Committee, in its sole discretion, may require the Participant to return or forfeit the cash and/or Common Stock received with respect to an award (or its economic value as of (i) the date of the exercise of Stock Options or Stock Appreciation Rights; (ii) the date immediately following the end of the Restriction Period for Restricted Stock Awards or the end of the vesting period for Performance Restricted Shares, or (iii) the date of grant or payment with respect to Stock Awards) in the event that the Participant: (y) is discharged for willful, deliberate or gross misconduct, as determined by the Committee in its sole discretion, or (z) engages in any business or enters into any employment which the Committee in its sole discretion determines to be (1) directly or indirectly competitive with the business of the Company or (2) substantially injurious to the Company's financial interest. A Participant may request the Committee in writing to determine whether any proposed business or employment activity would justify such a forfeiture. Such a request shall fully describe the proposed activity and the Committee's determination shall be limited to the specific activity so described. The Committee's right to require forfeiture under this Section 7.9 must be exercised within 90 days after the discovery of an occurrence triggering the Committee's right to require forfeiture but in no event later than 24 months after the Participant's termination of employment with the Company.

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7.10	FINANCIAL RESTATEMENT AND CLAWBACK

The Company will, in all appropriate circumstances, as determined by the Committee, and to the extent permitted by applicable law, require reimbursement or forfeiture of all or a portion of any award under the Plan, including any dividends earned or paid in connection with an award, where the Committee has determined that all of the following factors are present: (i) the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement to which the Company is subject; (ii) the award, or its vesting or payment, was predicated upon the achievement of certain financial results that were the subject of the restatement, and such award, vesting or payment occurred or was received during the three-year period preceding the date the Company is required to prepare the restatement, and (iii) a smaller award, vesting or payment would have occurred or been made to the Participant based upon the restated financial results. In each such instance, the Company will, to the extent deemed appropriate by the Committee, recover or cancel the amount(s) by which an award, or its vesting or payment, during the aforementioned three-year period exceeded the amount(s) that would have been awarded, vested or paid based on the restated financial results, and the Participant shall be required to repay to the Company any such amount(s) received.

ARTICLE VIII.

AMENDMENT AND TERMINATION

8.1	AMENDMENT AND TERMINATION

The Board may modify, amend, or terminate the Plan at any time except that, to the extent then required by applicable law, rule, or regulation, approval of the holders of a majority of shares of Common Stock represented in person or by proxy at a meeting of the shareholders will be required to increase the maximum number of shares of Common Stock available for distribution under the Plan (other than increases due to adjustments in accordance with the Plan). No modification, amendment, or termination of the Plan shall adversely affect the rights of a Participant under a grant previously made to the Participant without the consent of such Participant.

ARTICLE IX.

EFFECTIVE DATE AND DURATION OF PLAN

9.1	EFFECTIVE DATE AND DURATION OF PLAN

The Plan shall become effective as of January 1, 2016, subject to its approval and adoption at the Annual Meeting of the shareholders on May 17, 2016. Until the Plan is effective, the 2011 Plan shall remain in effect. All rights granted under the Plan must be granted within ten years from its adoption date by the shareholders of the Company. Any rights outstanding ten years after the adoption of the Plan may be exercised within the periods prescribed under or pursuant to the Plan.

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002CSN60AC

JUVF Juniata Valley Financial Corp.

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., EST, on May 16, 2016.

Vote by Internet

- Go to **www.investorvote.com/JUVF**
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Annual Meeting Proxy Card 1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote "FOR" the nominees listed below and a vote "FOR" proposals 2 and 3.

1. Election of Directors:

Nominee	For	Withhold
01 - Marcie A. Barber	☐	☐
02 - Timothy I. Havice	☐	☐
03 - Charles L. Hershberger	☐	☐
04 - Bradley J. Wagner	☐	☐

+

Proposal	For	Against	Abstain
2. Approval of the amendment to the Juniata Valley Financial Corp. 2011 Stock Option Plan.	☐	☐	☐
3. Approval of a non-binding Say on Pay Proposal to approve the compensation of the named executive officers.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears heron. When signing as an Attorney, Executor, Administrator, Trustee or Guardian, please give full title. If more than one Trustee, all must sign. All joint owners must sign.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

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MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

JUVF Juniata Valley Financial Corp.

REVOCABLE PROXY — JUNIATA VALLEY FINANCIAL CORP.

ANNUAL MEETING OF SHAREHOLDERS MAY 17, 2016

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints **Kristi J. Burdge, Renee D. Williamson and Lisa M. Snyder,** or any of them, as Proxies, each with the power to appoint his or her substitute, and authorizes them to represent and vote, as designated below, all the shares of common stock of Juniata Valley Financial Corp. held of record by the undersigned on February 19, 2016, at the annual meeting of shareholders to be held on May 17, 2016 and any adjournments thereof.

The shares represent by this proxy will be voted as specified. If no directions are given, this proxy will be voted **for** the election of the nominees listed, **for** approval of the amendment of the 2016 Long-Term Incentive Plan of Juniata Valley Financial Corp., and **for** the approval of the Say on Pay Proposal. Although the Board of Directors knows of no other business to be presented, this proxy also confers authority to vote on any other business that may properly come before the meeting, or any adjournment thereof, in accordance with the recommendations of the Board of Directors. This proxy may be revoked prior to its exercise.

The Proxy Statement and Proxy Card are available at: **www.JVBonline.com.**